EXHIBIT 10.9


                                  OFFICE LEASE

                                 1515 ROUTE TEN

                             PARSIPPANY, NEW JERSEY

                                     between

                          ROUTE TEN JOINT VENTURE, L.P.
                                   (Landlord)

                                       and

                              DIALOGIC CORPORATION
                                    (TENANT)

                             Dated: August 31, 1993

                                  OFFICE LEASE
                                 1515 ROUTE TEN
                             PARSIPPANY, NEW JERSEY
                                  Lease Summary

Landlord:                  Route 10 Joint Venture, L.P.

Landlord's Address:        c/o MONY Real Estate Investment Management
                           1740 Broadway, New York, New York  10019

Tenant:                    Dialogic Corporation

Tenant's Space             Total - 125,000 square feet

Annual Fix Rent            Approximately  115,000  square feet office;
                           10,000 square feet storage

Office: Lease Years           Fixed Rent Per Year         Monthly Installment          Rent Per Square Foot
Year 1                        $                           $                            $15.50*
Year 2                        $                           $                            $15.50*
Year 3                        $                           $                            $15.50*
Year 4                        $                           $                            $15.50*
Year 5                        $                           $                            $15.50*
Year 6                        $                           $                            $17.50*
Year 7                        $                           $                            $17.50*
Year 8                        $                           $                            $17.50*
Year 9                        $                           $                            $17.50*
Year 10                       $                           $                            $17.50*



For the first two (2) years, Tenant shall receive free rent for 35,000 square feet of office space.


Storage Lease Years           Fixed Rent Per Year         Monthly Installment          Rent Per Square Foot
Year 1                        $                           $                            $.00*
Year 2                        $                           $                            $.00*
Year 3                        $                           $                            $.00*
Year 4                        $                           $                            $.00*
Year 5                        $                           $                            $.00*
Year 6                        $                           $                            $4.00*
Year 7                        $                           $                            $4.00*
Year 8                        $                           $                            $4.00*
Year 9                        $                           $                            $4.00*
Year 10                       $                           $                            $4.00*

*Plus Tenant's electrical


Electricity Rent:    Tenant to pay all its own electric which will be directly
                     metered

Lease Term Commencement Date:

Lease Term Expiration Date:

Fix Rent Commencement Date:

Base Operating Expense Year:   The calendar year 1994 as if the Building is
                               fully assessed and 95% occupied.

Base Tax Year:                 The calendar year 1994

Option to Renew:               Two (2) five year  options  with base rent to be
                               increased by fifteen percent (15%) over the five year period preceding the option period.

Rentable floor area of Tenant's Office Space: 115,000 square feet, subject to identification and measure by
                                              BOMA method (also entire building)

Rentable floor area of Tenant's storage space:10,000  square  feet, subject to identification and measure by
                                              BOMA method (also entire building)

Security Deposit:                   None

Tenant's Proportionate Share:

Tenant's SIC Number: 7373

                                TABLE OF CONTENTS

ARTICLE

  1.              Premises
  2.              Term
  3.              Rent
  4.              Additional Rent
  5.              Electricity
  6.              Improvements in Preparation for Occupancy
  7.              Alterations
  8.              Repairs and Maintenance
  9.              Utilities and Services
10.               Insurance
11.               Use
12.               Assignment and Subletting
13.               Default
14.               Remedies of Landlord
15.               Destruction, Fire or other Casualty
16.               Condemnation
17.               Subordination
18.               Indemnification and Hold Harmless
19.               Landlord's Obligations
20.               Cumulative Remedies
21.               Advances by Landlord
22.               No Waiver by Landlord
23.               Landlord's Right to Exhibit the Premises
24.               No Acceptance of Surrender
25.               Quiet Enjoyment
26.               Estoppel Certificates
27.               Parking
28.               Notices
29.               Bind and Inure
30.               Waiver of Trial by Jury
31.               Brokerage Fees
32.               Execution
33.               Recordation of Lease
34.               Surrender
35                Access; Change in Facilities
36.               Integration of Agreement
37.               Security Deposit
38.               Inability to Perform
39.               Rules and Regulations
40.               Governing Law
41.               Landlord Liability
42.               Signage
43.               Arbitration
44.               Non-Disturbance
Schedule A        Floor Plan of Premises
Schedule B        Property Description
Schedule C        Cleaning and Routine Maintenance Service
Schedule D        Parking Spaces
Schedule E        Rules and Regulations

                                      LEASE

          THIS LEASE, made as of this ___ day of August, 1993, by and between ROUTE TEN JOINT VENTURE, a limited partnership with offices and a principal place of business c/o MONY Real Estate Investment Management, 1740 Broadway, New York, New York 10019 (the "Landlord") and Dialogic Corporation, a New Jersey corporation with offices and a principal place of business which will be located at 1515 Route 10, Parsippany, New Jersey (the "Tenant").

                                   WITNESSETH:

          WHEREAS, Landlord is the owner of the real property located at 1515 Route Ten, Parsippany, New Jersey (the "Building") as more fully described on the legal description set forth on Schedule "B" annexed hereto, and as also described on a certain site plan prepared by Murray Hochauser, which site plan has been separately provided to Tenant with the representation that the site plan is no longer entirely accurate; and

          WHEREAS, Tenant wishes to lease form Landlord and Landlord wishes to lease to Tenant approximately 115,000 square feet of office space on the second and first floors of the Building and 10,000 square feet of storage space on the basement level.

          NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, and of other good and valuable consideration, the receipt of which is hereby acknowledged, Landlord and Tenant agree as follows:

          1. Premises.

          1.1. Landlord hereby leases to Tenant and Tenant hereby leases from landlord approximately 125,000 square feet on the second, first and basement floors of the Building (the "Premises"), as shown on the floor plan which will be annexed hereto as Schedule A and made a part hereof, together with the right to parking as designated herein, the common area right designated herein, right of ingress and egress to the Building in common with others. The Premises will consist of the entire second floor, 10,000 square feet of storage in the basement and the remainder on the first floor. Within third (30) days of the signing of this Lease, Landlord shall cause the Building and the Premises to be measured pursuant to the BOMA method and the exact square footage shall be deemed fixed. Promptly thereafter, Landlord shall cause to be delivered to Tenant the dimensions of the Building and the Premises as measured pursuant to the BOMA method.

          2. Term.

          2.1. The Premises are leased for a term ("Term") which shall commence on a date ("Commencement Date") which shall be the earlier of:

          (a) January 1, 1994, unless such date is adjusted in accordance with the provisions of Section 6.3; or

          (b) the date Tenant shall occupy the Premises or any part thereof for the purposes of conducting its business.

          2.2.  The Term  shall  end at 12  o'clock  noon on the last day of the month in which the tenth anniversary of the commencement date occurs ("Expiration Date") unless the Term shall sooner terminate pursuant to any of the terms, covenants or conditions of this Lease or pursuant to law.

          2.3. As soon as practicable after the Commencement Date, Landlord shall deliver to Tenant written notice confirming the Commencement Date and Expiration Date, and Tenant shall acknowledge such Commencement Date and Expiration Date by returning to Landlord an executed copy of such notice within five (5) business days of Tenant's receipt of such notice.

          2.4. If the last day of the Term of this Lease or any renewal thereof falls on a Sunday, this Lease shall expire at 12 o'clock noon on the preceding Saturday unless it be a legal holiday in which case it shall expire at 12 o'clock noon on the preceding business day.

          2.5. Tenant shall have two (2) options to renew the term for the leased premises, each for a period of five (5) years. Each option shall be exercisable respectively only prior to the end of the ninth year and fourteenth year of Tenant's occupancy. Each option shall be exercisable only by Tenant sending written notice of Tenant's affirmative intent to exercise each option. The written notice shall be effective only if received by Landlord at lease one
(1) year prior to the end of the then current term. The Fixed Rent to be paid for each option period shall be equal to the Fixed Rent paid over the five (5) year period immediately preceding the option period, increased by fifteen (15%) percent.

     2.6. In addition to the two (2) options provided for in Paragraph 2.5 herein of this Lease, Tenant shall have the option to lease an additional 35,000 square feet of office space within the Building. This option may be exercised by Tenant only within the first five (5) years of the term, and only by sending written notice to Landlord, which is received by Landlord prior to the last day of the fifth year of the term. The notice shall be effective one (1) year from the date on w which it is received by Landlord. The option for the additional 35,000 square feet of office space shall in no way be construed to obligate Landlord to provide 35,000 square feet which is contiguous to the Premises. The additional 35,000 square feet shall be on the western side of the third floor. In the event the option for the additional 35,000 square feet is exercised, then the Fixed Rent and Additional Rent shall be charged in accordance with the terms and at the rate set in Article Three (3) below, and Tenant' s fit up allowance of S25.00 per square foot (based on a ten-year term) shall be pro rated based upon the number of months then remaining in the Term, including the term of any renewal option(s) then exercised (i.e. if at least 120 months are remaining, the full fit up allowance will be granted), plus an additional S2.50 per square foot for Tenant' s architectural fees.

          2.7. Tenant shall have a right of first refusal on all other space within the Building as that right is described in this paragraph. In the event that Landlord receives a request for a proposal to lease space, then Landlord must notify Tenant, in writing, of the identity of the proposed tenant or the proposed leasing agent, and the proposed use, together with a description of the proposed space to be leased. Tenant shall have ten (10) business days from receipt of the written notification to inform Landlord whether or not Tenant desires to lease the proposed space. In the event Tenant notifies Landlord of Tenant's desire to lease the proposed space, then Tenant shall commence leasing the space effective sixty (60) days from the date Tenant notifies Landlord of Tenant's desire to lease the proposed space and shall pay the base rent described in Article Three (3) below, as adjusted by the Consumer Price Index for the N.Y./N.E.N.J. area for the proposed space. In addition, Tenant shall pay Additional Rent as provided for in Article Three (3) below. Landlord shall provide Tenant with Tenant's fit up allowance equal to S25.00 per square foot (based on a ten-year term), said sum to be pro rated based upon the number of months remaining in the Term, including the term of any renewal option(s) then exercised (i.e. if at least 120 months are remaining, the full fit up allowance will be granted), plus an additional S2.50 per square foot for Tenant's architectural fees.

          3. Rent.

          3.1. (a) Fixed Rent. Tenant shall pay to Landlord an annual base rent (the "Fixed Rent") for the Premises, which shall be paid without set-off or deduction, in equal monthly installments in advance on the first day of each and every calendar month during the Term of this Lease, to Landlord or to Landlord's agent, at such place as Landlord may designate to Tenant, in lawful money of the United States of America for the payment of all debts, public and private, as follows:


                                      Fixed Rent             Monthly                      Rent Per
Office Lease Years                    Per Year               Installment                  Square Foot

Year 1                                $                      $                            $15.50*
Year 2                                $                      $                            $15.50*
Year 3                                $                      $                            $15.50*
Year 4                                $                      $                            $15.50*
Year 5                                $                      $                            $15.50*
Year 6                                $                      $                            $17.50
Year 7                                $                      $                            $17.50
Year 8                                $                      $                            $17.50
Year 9                                $                      $                            $17.50
Year 10                               $                      $                            $17.50



For the first two (2) years, Tenant shall receive free Fixed Rent for 35,000 square feet of office space.



                                      Fixed Rent             Monthly                      Rent Per
Storage Lease Years                   Per Year               Installment                  Square Foot

Year 1                                $                      $                            $.00*
Year 2                                $                      $                            $.00*
Year 3                                $                      $                            $.00*
Year 4                                $                      $                            $.00*
Year 5                                $                      $                            $.00*
Year 6                                $                      $                            $4.00*
Year 7                                $                      $                            $4.00*
Year 8                                $                      $                            $4.00*
Year 9                                $                      $                            $4.00*
Year 10                               $                      $                            $4.00*

*    Plus Tenant's electric pursuant to section 4.13.




          3.2. In addition to the above, Landlord represents that effective the Commencement Date of this Lease, Landlord shall either (a) pay Tenant a sum each month equal to $71,524.00, or (b) pay directly to Tenant's current landlord a sum each month equal to $71,524.00. In no event shall the monthly payments made by Landlord pursuant to this section exceed $71,524.00 each month. Tenant warrants and represents that its current lease expires September 15, 1994 and no payments will be due after that date. Tenant warrants and represents further that if its current and future monthly obligations to its current landlord exceed $71,524.00 each month, then Tenant shall pay such excess. Landlord may negotiate a lump sum payment at a discount with Tenant's current landlord.

          3.3. On execution hereof, Tenant shall pay to the Landlord an amount equal to one (1) monthly installment of Fixed Rent payable under this Lease. If the Commencement Date shall be any day other than the first day of a calendar month, the Fixed Rent for the period between the Commencement Date and the first day of the first full calendar month of the Term shall be pro-rated on a per diem basis and Landlord shall credit any excess amount paid pursuant to this
Section 3.2 toward the payment of the Fixed Rent for the next succeeding calendar month in which a payment of Fixed Rent is due.

          4. Additional Rent.

          4.1. In addition to the Fixed Rent payable under Article Three (3) hereof, Tenant shall pay to Landlord additional rent consisting of all sums of money as shall become due and payable by Tenant under this Lease including, but not limited to, the payments due under this Article 4 (collectively, the "Additional Rent").

          4.2. The following terms shall have the meanings set forth herein:

               "Base Operating Expenses" shall mean Operating Expenses payable for the Base Operating Expense Year, adjusted and calculated as if the Building is ninety-five (95%) percent occupied for the entire year.

               "Base Operating Expense Year" shall be the calendar year 1994 adjusted and calculated as if the Building is ninety-five (95%) percent occupied for the entire year.

               "Base Tax Year" shall be the calendar year 1994.

               "Base Taxes" shall mean Taxes payable for the Base Tax Year. Base Taxes shall be deemed to have been incurred by Landlord in the Base Tax Year and shall be adjusted to reflect a fully assessed Building for the entire base tax year.

               "Operating Expenses" as referred to in the Lease shall include all actual expenses reasonably incurred by Landlord in connection with the operation and maintenance of the Building, comparable to such expenses incurred with respect to office buildings similarly situated and occupied, but shall not include the following: (a) the cost of construction of any improvements on the real property, including any addition, alteration or refurbishing of space leased to other tenants in the Building, except that amounts equal to savings of labor or other costs in connection with the operation of the Building resulting from such capital improvements shall be included; (b) expenses for repairs or other work occasioned by fire, windstorm or other casualty in excess of a reasonable deductible amount provided in Landlord's insurance policy; (c) expenses incurred in leasing or procuring new tenants for the Building (e.g. commissions, advertising, renovation and legal); (d) legal expenses in enforcing the terms of any lease other than this Lease; (e) interest or principal amortization payments on any mortgage; (f) any Taxes, as referred to in the Lease, corporate franchise or net worth taxes, income taxes (state and federal), personal property taxes, excess profit taxes, license, inspection and permit fees; (g) any expenses incurred for which Landlord has a right of reimbursement from a tenant in the Building; (h) claims paid by Landlord in satisfaction or settlement of liability in tort; (i) any payments to the ground lessor; (j) depreciation of the Building or other improvements located on the real property and (k) replacement of the parking lot, roof, HVAC equipment or other capital (as determined in accordance with generally accepted accounting principles) items. All expenses paid by Landlord to persons or business entities which are affiliated in any way with Landlord must be reasonable and comparable to similar expenses paid by landlords generally in arms-length transactions in order to be includable in operating expenses.

               "Common Areas" shall mean all portions of the Building not intended as rentable area, including, without limitation the parking facilities appurtenant to the Building.

               "Governmental Authority" shall mean any Federal, State, County, municipal or local government and all departments, commissions, boards, bureaus, and offices thereof having or claiming jurisdiction over the Building.

               "Landlord's Statement" shall mean written statements issued by the Landlord from time to time containing computations of Additional Rent due pursuant to the provisions of this Article 4.

               "Landlord's Tax Statement" shall have the meaning given to such term in Section 4.3(b) hereof.

               "Monthly Tax Payment" shall have the meaning given to such term in Section 4.3(c) hereof.

               "Operational Year" shall mean each period of twelve consecutive months after the Base Operating Expense Year.

               "Projected  Taxes"  shall have the meaning  given to such term in
          Section 4.3(b) hereof.

               "Taxes" shall mean all real estate taxes, assessments, special or otherwise (but not including added or omitted assessments relating to periods prior to the Commencement Date), sewer rents, rates and charges, water rents, rates and charges, or any other charge of a Government Authority of a similar or dissimilar nature, of any kind, which may be levied or assessed upon or with respect to the Building, or any part thereof, or on the appurtenances, sidewalks, streets and roads adjacent to the Building or on any use or occupation of the Building and all taxes or charges levied on the Fixed Rent or Additional Rent or the gross receipts from the Building which are in lieu of or substitute for, any other tax or assessment or charge upon or with respect to the Building. For purposes of determining Taxes incurred in any Tax Year, all assessments and other similar charges shall be deemed to be paid by Landlord over the maximum number of installments permitted, except that Tenant shall pay all interest charges incurred by virtue of any installment payments. Taxes shall not be deemed to include:

               (a)   franchise or similar taxes of Landlord;

               (b) income, excess profits or other taxes, if any, of Landlord, except to the extent such taxes are expressly in lieu of or a substitute for any other tax, assessment or charge upon the Building, which, if such other tax, assessment or charge were in effect, would be payable by Tenant as provided herein, in which event such taxes shall be computed as if the Building were the only property of Landlord, and the Fixed and Additional Rent hereunder the only income of Landlord; and

               (c)   any penalty or interest for late payment of Taxes.

               "Tax Year" shall mean the period of twelve (12) consecutive months commencing on January 1st of each year after the Base Tax Year.

               "Tenant's Proportionate Share" shall be equal to a fraction, the numerator of which is the gross rentable square feet for the Premises and the denominator of which is equal to the gross rentable square feet of the Building. In calculating Tenant's proportionate share, all basement space shall be excluded.

          4.3. (a) If Taxes payable in any Tax Year falling wholly or partially within the Term shall be greater than the Base Taxes, Tenant shall pay to Landlord, as Additional Rent, Tenant's Proportionate Share of the amount by which the Taxes for such Tax Year exceed the Base Taxes ("Excess Taxes").

               (b) As soon as practicable, Landlord shall determine or estimate the Excess Taxes, if any, for each Tax Year and shall submit such information to Tenant in a written statement ("Landlord's Tax Statement").

               (c) Commencing on the first day of each Tax Year or, if later, the first day of the month immediately following the submission of any Landlord's Tax Statement and continuing thereafter until Landlord renders the next Landlord's Tax Statement, Tenant shall pay to Landlord on account of its obligation under Section 4.3(a) hereof, a sum (the "Monthly Tax Payment") equal to one-twelfth (1/12) of Tenant's Proportionate Share of the Excess Taxes for such Tax Year. Tenant's first Monthly Tax Payment after receipt of Landlord's
Tax Statement shall be accompanied by the payment of an amount equal to the product of the number of full months, if any, within the Tax Year which shall have elapsed prior to such first Monthly Tax Payment, times the Monthly Tax Payment, minus any Additional Rent already paid by Tenant on account of its obligation under this Section 4.3 for such Tax Year.

               (d) Each  Landlord's Tax Statement  shall  reconcile the payments made by Tenant pursuant to the preceding Landlord's Tax Statement with Tenant's Proportionate Share of the actual Excess Taxes imposed for the period covered thereby. Any balance due to Landlord shall be paid by Tenant within thirty (30) days after Tenant's receipt of Landlord's Tax Statement: any surplus due to Tenant shall be applied by Landlord against the next accruing monthly installment(s) of Additional Rent. If the Term has expired or has been terminated, Tenant shall pay the balance due to Landlord or, alternatively, Landlord shall refund the surplus to Tenant, whichever the case may be, within thirty (30) days after Tenant's receipt of Landlord's Tax Statement; provided, however, if the Term shall have been terminated as a result of a default by Tenant, then Landlord shall have the right to retain such surplus to the extent Tenant owes Landlord any Fixed Rent or Additional Rent.

          4.4. (a) If Landlord shall receive any refund of Taxes in respect of a Tax Year and if Tenant shall have paid Additional Rent based on the Taxes paid prior to the refund, Landlord shall deduct from such tax refund any expenses, including, but not limited to, attorney's fees and appraisal fees, incurred in obtaining such tax refund, and out of the remaining balance of such tax refund, Landlord shall credit Tenant's Proportionate Share of such refund against the next accruing monthly installments of Additional Rent, or if the Term shall have expired, Tenant's Proportionate Share of such refund shall be refunded to Tenant within thirty (30) days after receipt thereof by Landlord; provided, however, if the Term shall have expired as a result of a default by Tenant, Landlord shall have the right to retain Tenant's Proportionate Share of the refund to the extent Tenant owes Landlord any Fixed Rent or Additional Rent.

               (b) Notwithstanding anything to the contrary contained in this Lease, Tenant shall not have the right to contest or appeal the validity of any Taxes or the amount of the assessed valuation of the Building without the prior written consent of Landlord, which consent shall not be unreasonably withheld.

               (c) While proceedings for the reduction in assessed valuation for any Tax Year is pending, the computation and payment of Tenant's Proportionate Share of Excess Taxes shall be based upon the original assessments for such year.

               (d) Tenant shall also pay to Landlord, as Additional Rent, upon demand, the amount of all increases in Taxes and/or all assessments or impositions made, levied or assessed against or imposed upon the Building or any part thereof which are attributable to additions or improvements in, on or about the Premises made by or on behalf of Tenant or which in whole or in part belong to Tenant, subsequent to the Commencement Date.

          4.5. [INTENTIONALLY DELETED]

          4.5A. (a) If Operating Expenses payable in any Operational Year falling wholly or partially within the Term shall be greater than the Base Operational Expenses, Tenant shall pay to Landlord, as Additional Rent, Tenant's Proportionate Share of the amount by which the Operating Expenses for such Operational Year exceed the Base Operating Expenses ("Excess Expenses").

               (b) As soon as practicable, Landlord shall estimate the Operating Expenses and Excess Expenses for each Operational Year and shall submit such information to Tenant in a written statement ("Landlord's Statement"); provided that the estimate of operating expenses shall not be more than 110% of the Operating Expenses actually incurred in the prior Operational Year.

               (c) Commencing on the first day of each Operational Year or, if later, the first day of the month immediately following the submission of any Landlord's Statement and continuing thereafter until Landlord renders the next Landlord's Statement, Tenant shall pay to Landlord on account of its obligation under Section 4.5(A) hereof, a sum (the "Monthly Expense Payment") equal to one-twelfth (l/12) of Tenant's Proportionate Share of the Excess Expenses for such Operational Year. Tenant's first Monthly Expense Payment after receipt of Landlord's Statement shall be accompanied by the payment of an amount equal to the product of the number of full months, if any, within the Expense Year which shall have elapsed prior to such first Monthly Expense Payment, times the Monthly Expense Payment, minus any Additional Rent already paid by Tenant on account of its obligation under this Section 4.5 A for such Expense Year.

               (d) Each Landlord's Statement shall reconcile the payments made by Tenant pursuant to the preceding Landlord's Statement with Tenant's Proportionate Share of the actual Excess Expenses imposed for the period covered thereby. Any balance due to Landlord shall be paid by Tenant within thirty (30) days after Tenant's receipt of Landlord's Statement; any surplus due to Tenant shall be applied by Landlord against the next accruing monthly installment(s) of Additional Rent. If the Term has expired or has been terminated, Tenant shall pay the balance due to Landlord or, alternatively, Landlord shall refund the surplus to Tenant, whichever the case may be, within thirty (30) days after Tenant's receipt of Landlord's Statement, provided, however, if the Term shall have been terminated as a result of a default by Tenant, then Landlord shall have the right to retain such surplus to the extent Tenant owes Landlord any Fixed Rent or Additional Rent.

          4.6. [INTENTIONALLY DELETED]

          4.7. Landlord's failure to render Landlord's Statement with respect to any Operational Year or Tax Year, or Landlord's delay in rendering said Statement beyond a date specified herein, shall not prejudice Landlord's right to render a Landlord's Statement with respect to that or any subsequent Operational Year or Tax Year. The obligations of Landlord and Tenant under the provisions of this Section with respect to any Additional Rent shall survive the expiration or any sooner termination of the Term.

          4.8. Each Landlord's Statement shall be conclusive and binding upon the Tenant, unless Tenant shall notify Landlord, within thirty (30) days after receipt of Landlord's Statement, that it disputes the correctness of Landlord's Statement, specifying the respects in which Landlord's Statement is claimed to be incorrect. Pending the adjudication of such dispute, Tenant shall pay Additional Rent equal to the Additional Rent payable pursuant to Landlord's Statement in dispute and such payment shall be without prejudice to Landlord's or Tenant's position in any legal proceeding commenced by Landlord or Tenant.

          4.9. [INTENTIONALLY DELETED]

          4.10. Any Additional Rent payable pursuant to this Article 4 shall be collectible by Landlord in the same manner as Fixed Rent, and Landlord shall have the same remedies for non-payment thereof as Landlord has hereunder for non-payment of Fixed Rent.

          4.11. Any payments of Additional Rent or refunds due to Tenant hereunder for any period of less than a full year, or any adjustment required due to the change in the area of the Premises, shall be equitably prorated.

          4.12. If Tenant shall fail to pay when due, including any grace period for the purpose hereof, any installment of Fixed Rent or any Additional Rent, Tenant shall pay interest thereon at the interest rate, provided for in Section 21 hereof, from the date when such installment or payment shall have become due to the date of the payment thereof, together with a late charge equal to three percent (3%) of the sum unpaid, which interest and late charge shall be deemed Additional Rent.

          4.13. Tenant shall pay (a) Tenant's electricity which is directly metered, (b) all actual costs of electric for overtime HVAC costs and (c) Tenant's Proportionate Share of any increase over base in Common Area electrical charges to the extent payable as part of Monthly Expense Payments.

          4.14. In no event shall any adjustment in Tenant's obligation to pay Additional Rent under this Article 4 result in a decrease in the Fixed Rent payable hereunder; however, any decrease below the base year in Taxes or Operating Expenses or decrease in Tenant's Proportionate Share shall be passed on to Tenant. Tenant's obligation to pay Additional Rent, and Landlord's obligation to credit and/or refund to Tenant any amount, pursuant to the provisions of this Article 4, shall survive the Termination Date.

          5. Electricity.

          5.1. [INTENTIONALLY DELETED]

          5.2. Landlord shall cause the electric power supply to the Premises to be separately metered, excluding HVAC and other building systems. Tenant shall, however, continue to be liable to the extent payable as part of Monthly Expense Payments for Tenant's Proportionate Share of any increase over the base year electrical expenses incurred for the operation of any Common Areas. Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of electricity furnished to the Premises by reason of any requirement, act or omission of the public utility serving the Building with electricity or for any other reason not attributable to Landlord. Except for Landlord's obligations under Article 6 herein, Tenant shall furnish and install all lighting tubes, lamps and bulbs required in the Premises, at Tenant's expenses, or shall pay Landlord's reasonable charges therefor on demand. Tenant shall not pay (as part of Operating Expense Payments or otherwise) replacement costs for lighting tubes, lamps and bulbs for other tenants.

          5.3. Tenant's use of electricity in the Premises shall not, at any time, exceed the capacity of any of the electrical conductors and equipment in or serving the Premises. Tenant shall not, without Landlord's prior consent make any alteration or addition to the electrical systems in the Premises or the Building. All additional risers or other equipment required therefor shall be provided by Landlord and the cost thereof shall be paid by Tenant upon Landlord's demand.

          6. Improvements in Preparation for Occupancy.

          6.1. Landlord shall have final approval over and cause to be constructed certain improvements to the Premises in preparation for Tenant's occupancy (the "Initial Improvements") in accordance with the specifications attached hereto as Schedule B and the Plans referred to in Section 6.2. Landlord will provide an allowance of $25.00 per rentable square foot of leased office space, plus $2.50 per rentable square foot of leased office space (the
"Allowance") that will be applied to the Initial Improvements and the architectural and engineering design and plans, provided that necessary demolition costs, the cost of erecting demising walls and installation of separate metering of electrical power to the Premises shall be the Landlord's responsibility and shall not be applied against the Allowance. The Tenant shall prepare demolition plans and deliver same with the construction drawings and specifications. In the event Tenant's design and improvement costs actually exceed $27.50 per rentable square foot, then Tenant may request up to an additional $10.00 per rentable square foot, which additional funds shall be provided by Landlord. Tenant shall repay the additional funds per square foot, at a rate of ten percent (10%) interest per year, in equal monthly installments with the first monthly installment due within thirty (30) days of the receipt of the funds and the last monthly installment due with the rent for month 119, i.e., the expiration of the initial Term. The loan for the additional funds, principal and interest, shall be fully amortized over the initial Term. Tenant shall pay, as Additional Rent, all expenses incurred by Landlord over the Allowance resulting from any delay, change order and specifications by Tenant in connection with the Initial Improvements.

          6.2. Tenant will prepare and deliver to Landlord the schematic plans for the Premises (the "Schematic Plans") on or before September 8, 1993.
Landlord will deliver to Tenant written notice that it has approved the Schematic Plans within two (2) weeks of receipt of the Schematic Plans. Tenant shall deliver construction drawings within six (6) weeks of receipt of Landlord's approval of the Schematic Plans. Landlord's comments to the construction drawings and specifications shall be provided within seven (7) days of the delivery of construction documents. Thereafter, Tenant shall have five
(5) days to revise the construction drawings and specifications. Construction of the Initial Improvements shall not commence until Landlord delivers written notice to Tenant that it has approved the Plans in full. Landlord shall commence construction of the Initial Improvements upon delivery of final construction drawings consistent with the Schematic Plans and in conformance with acceptable engineering standards, and shall use best efforts to complete construction within one hundred twenty (120) days thereafter. Landlord's allowance shall not be applied to the construction of the demising walls or the installation of separate metering of electric power to the Premises as those items will be undertaken by the Landlord.

          6.3. The Premises shall be conclusively deemed available for Tenant's occupancy on, and the Commencement Date shall be, January 1, 1994, or such later date that the following conditions have been met:

          (a) a temporary certificate of occupancy (whether or not subject to conditions), permitting occupancy of the Premises has or have been issued by the applicable governmental authority; and

          (b) the Initial Improvements have been substantially completed (excluding any details of construction, decoration or mechanical adjustment which do not materially interfere with Tenant's use of such part of the Premises); and

          (c) five (5) days notice of the occurrence of the events described in Subsections (a) and (b) has been given to Tenant; and

          (d) thirty (30) days after Tenant is first given access to the Premises to install its trade fixtures and other equipment.

          (e) Subject to Section 6.4, if the Commencement Date does not occur on or before June 1, 1994, Tenant may elect to terminate this Lease.

          6.4. Notwithstanding the provisions of Section 6.3, if there is a delay in the availability of the Premises for occupancy due to any default, delay, change order or omission by Tenant, including without limitation Tenant's issuance of change orders during the course of construction, Tenant or Tenant's agents interfering with Landlord's performance of the Initial Improvements, or building code issues arising from Tenant's requirements, then the Premises shall be deemed available for occupancy, and the Commencement Date shall be, on the date when the Premises would otherwise have been available but for such default, delay, change order or omission.

          6.5. Tenant has inspected the Premises and accepts the same "as is" in its present condition, subject to Landlord's completion of the Initial Improvements. By entering into occupancy of any part of the Premises (excluding access as contemplated by Section 6.7), Tenant shall be conclusively deemed to have agreed that Landlord, up to the time of such occupancy, had performed all of its obligations hereunder with respect to such part of the Premises and that such part, except for minor details of construction, decoration and mechanical adjustment, was in satisfactory condition as of the date of such occupancy, unless within ten (10) days after such date Tenant shall give notice to Landlord specifying the respects in which the same was not in such condition.

          6.6. If Landlord is delayed in delivering possession of the Premises to Tenant because of the fact that a certificate of occupancy has not been procured, or for any other reason, Landlord shall not be subject to any liability for damages for failure to give possession on said date and the validity of this Lease shall not be impaired under such circumstances.

          6.7. Prior to the Commencement Date, Tenant shall be permitted access to install its Trade Fixtures and other equipment.

          6.8. Landlord shall cause the Building, but not the Premises, to be delivered and maintained in compliance with the provisions of the Americans with Disabilities Act. Nothing contained herein shall relieve Tenant of its obligation, at Tenant's sole cost and expense, to plan, cause to be constructed and maintain the Premises in compliance with Law (including the Americans with Disabilities Act of 1991 (the "ADA").

          7. Alterations.

          7.1. Following the Initial Improvements, Tenant shall make no alterations, installations, additions, improvements or changes in or to the Premises of any structural nature (the "Subsequent Improvements") without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed.

          7.2. [INTENTIONALLY DELETED]

          7.3. If Tenant performs any Subsequent Improvements, Tenant shall, prior to the commencement of construction or demolition, at its expense, obtain all building permits, approvals and certificates required by any Governmental Authority and upon completion, a certificate of occupancy and shall deliver promptly duplicates of all such permits, approvals and certificates to Landlord. Tenant will cause Tenant's contractors and subcontractors to carry workers' compensation, general liability, auto liability, property damage insurance, naming as additional insured Landlord, Landlord's property manager, and any holder of a Superior Mortgage, as Landlord may require. The limits of such insurance will not be less than those reasonably required by the Landlord at the time demolition or construction. Tenant agrees to obtain and deliver to Landlord, prior to the commencement of any demolition or construction, certificates of insurance evidencing the required coverage. If any mechanic's lien is filed against the Premises or the Building, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this Article, the same shall be discharged or bonded by Tenant within thirty
(30) days thereafter, at Tenant's expense.

          7.4. All improvements to the Premises, including without limitation the Initial Improvements, and all fixtures, panelling, partitions, railings and like installations (excluding movable partitions and Tenant's personal property and equipment but including wall-to-wall carpeting, drapes and fixtures) installed in the Premises at any time, either by Tenant, or by Landlord on Tenant's behalf, shall become the property of Landlord and shall remain upon and be surrendered with the Premises unless Landlord, by notice to Tenant at the time of approval (to the extent approval is required by the terms of this Lease), elects to have the same removed by Tenant, in which event, the same shall be so removed from the Premises by Tenant no later than the end of the Term, at Tenant's expense and Tenant shall immediately and at its sole expense, repair and restore the Premises as may be necessary to maintain its structural integrity following removal and repair any other damage to the Premises or the Building due to such removal. Notwithstanding the foregoing, at the time Landlord approves the Initial Work, Landlord shall inform Tenant what of the Initial Improvements shall be removed at the end of the Term. Tenant's trade fixtures and personal property may be removed by Tenant at the end of the Term. All property permitted or required by Landlord to be removed from the Premises at the end of the Term that, nonetheless, remains in the Premises after Tenant's surrender thereof shall be deemed abandoned and may, at the election of Landlord, either be retained as Landlord's property or may be removed from the Premises by Landlord at Tenant's expense.

          8. Repairs and Maintenance.

          8.1. Landlord, at its expense, shall keep, maintain and repair in good condition the Premises and Building, both exterior and interior, its grounds, fixtures, equipment and systems, except for (i) those repairs which arise out of the fault or negligence of Tenant, (ii) those repairs for which Tenant is responsible pursuant to any provision of this Lease, or (iii) repairs to Tenant's personal property; provided, however, that Landlord shall have no obligation or liability to perform repairs until receipt of written notice from Tenant specifying the repairs required.

          8.2. Tenant shall, throughout the Term, take good care of and maintain the Premises and the fixtures and appurtenances therein, and shall make all repairs and replacements, as and when needed to preserve the Premises in good working order and condition. Landlord, however, shall maintain and repair the existing HVAC, exterior walls and roof and structural elements and building systems. All damage or injury to the Premises or to any other part of the Building, or to its grounds, fixtures, equipment, systems and appurtenances, whether requiring structural or nonstructural repairs, caused by or resulting from any carelessness, act, omission, negligent or improper conduct of Tenant, Tenant's servants, employees, contractors, agents, invitees or licensees, or by the use or manner of use of the Premises by Tenant or any such person, shall be repaired promptly by Tenant at its sole cost and expense, to the reasonable satisfaction of Landlord. Tenant shall also repair all damage to the Building and to the Premises caused by the moving of Tenant's fixtures, furniture, or equipment into or out of the Premises or the installation thereof. All such repairs shall be of quality and class equal to the Initial Improvements. If Tenant fails after ten (10) days' notice to proceed with due diligence to make any repairs required to be made by Tenant (except in an emergency, wherein Landlord may proceed immediately if Tenant does not immediately, proceed to repair), such repairs may be made by the Landlord at the expense of Tenant and the costs and expenses thereof incurred by Landlord shall be collectible as Additional Rent on the date on which the next installment of Fixed Rent is due hereunder following delivery by Landlord of an invoice therefor.

          8.3. Landlord shall deliver the Building's existing mechanical and electrical systems in good working order. The lobby, cafeteria, elevators, bathrooms and common areas now are being substantially refurbished and this work will be substantially completed by the Commencement Date in accordance with a letter from Cushman & Wakefield, dated August 4, 1993, to Landlord.

          8.4. (a) Subject to the provisions of this paragraph, Tenant, at Tenant's own expense, shall have an exclusive option to plan, propose and construct recreational facilities on five (5) acres of land, which land may be presently improved with parking and landscaping ("Land") and a basketball hoop at the perimeter of the parking lot. All expenses for planning, proposing, constructing, obtaining approvals, maintaining insurance and increased insurance and taxes and all actual operating expenses, shall be borne by Tenant, but Tenant shall pay no Fixed Rent.

                (b) Tenant, at Tenant's own expense, shall have an exclusive option to plan, propose and construct a recreational facility within the basement, outside of the 10,000 square feet designated as leased as part of the initial Premises. All expenses for planning, proposing, constructing, obtaining approvals for maintaining insurance and increased insurance, taxes and increased taxes and all actual operating expenses shall be borne by Tenant.

               (c) In the event a recreational facility is constructed pursuant to subparagraphs 8.4[(a)] or (b), Tenant shall make the recreational facility available to all tenants within the Building for a fee reasonable for Tenant to defray its capital and operational costs, but not at a profit.

          8.5. (a) Tenant, at Tenant's own expense, shall have an exclusive option to plan, propose and construct a child care facility at a location on the property ("Location"), which location shall be requested by Tenant and consented to by Landlord, such consent not to be unreasonably withheld or delayed. All expenses for planning, proposing, constructing, obtaining any and all insurance and increased insurance costs to Landlord and any and all increased taxes shall be paid by Tenant. The Tenant shall have two years from the Commencement Date to exercise this option. In the event this option is exercised, Tenant shall rent the Location pursuant to a triple net ground lease, at an annual fixed rent of $12.00 per year, payable to Landlord in equal monthly installments. The term of this triple net lease shall expire as of the same date of this Lease, unless otherwise terminated earlier by the Landlord for cause.

          (b) Subject to space availability, the child care facility also may be located on the first floor within the Building. If situated on the first floor, then Tenant shall pay Rent and Additional Rent together with all of the expense itemized in paragraph 8.5(a). At the expiration of the term of the Lease, Tenant shall restore the space where the child care facility is located to the original shell condition.

          8.6. In connection  with the exercise of Tenant's rights under Section
8.4 and 8.5, the parties recognize that Tenant shall have the right to reduce the parking area and spaces presently constructed on the Property, but in no event below the minimum zoning requirements, and Landlord agrees to cooperate with Tenant's site plan or other applications relating to such exercise of rights. If the location of either facility is not acceptable to any agency exercising jurisdiction over such application, then Tenant shall request a separate location and Landlord shall not unreasonably withhold or delay giving consent to the separate location. Landlord shall have no right to subdivide or further develop the Property or to take any other action which would either increase the footprint of the Building, increase the parking requirements applicable to the Property or otherwise adversely affect Tenant's rights hereunder.

          9. Utilities and Services.

          9.1. As long as Tenant is not in default under any of the covenants of this Lease, Landlord shall provide: (a) necessary elevator facilities; (b) heating, ventilating and air-conditioning ("HVAC") to the Premises when and as required on business days (holidays excepted) from 8 a.m. to 6 p.m. (weekdays) and 8 a.m. to 1 p.m. (Saturday); (c) water for ordinary purposes; and (d) cleaning services in accordance with Schedule C hereto, for the common areas of the Building, and the Premises, on business days (holidays excepted), provided that the same are kept in order by Tenant. Special cleaning services in excess of those provided by Landlord, at Tenant's request, shall be at Tenant's sole cost and expense and subject to Landlord's reasonable approval. Landlord shall maintain a guard service from six o'clock p.m. to eleven o'clock p.m., Monday through Friday; and, nine o'clock a.m. to four o'clock p.m. on Saturdays and Sundays. In addition, Landlord shall maintain a full time building manager and a full time porter on site five days a week.

          9.2. Landlord reserves the right to suspend services of the heating, elevators, plumbing, air conditioners, power systems or cleaning or other services, when necessary by reason of accident or for repairs, alterations, replacements or improvements necessary for as long as may be reasonably required by reason thereof, or by reason of strikes, accidents, laws, order or regulations or any other reason beyond the control of Landlord, and in such case, Tenant shall not be entitled to any abatement of rent or any other offset whatsoever. Landlord shall provide Tenant with advance notice of any proposed suspension of services and the duration of the suspension and will use commercially reasonable efforts to effect the repairs, alterations and replacements.

          9.3. Tenant may request and Landlord shall designate an area on the Building roof for supplemental HVAC equipment. Landlord shall review all plans and Landlord's approval for all plans shall not be unreasonably withheld or delayed. Tenant shall pay all costs for a supplemental system. At the expiration of this Lease, Tenant shall restore the Building and Premises to the condition existing prior to any modifications for supplementary HVAC.

          9.4. Tenant shall request and Landlord shall designate a certain area within Tenant's basement space for water supply and discharge piping, subject to Tenant obtaining permit. Tenant shall submit to Landlord all plans for the piping for Landlord's approval, which approval shall not be unreasonably withheld or delayed.

          9.5. Landlord shall permit and use its best efforts to cause a third party to maintain and operate a commercial food service during regular business hours for the benefit of the Building's tenants, including Tenant. Regular business hours shall be deemed 8:00 A.M. through 3:00 P.M., Monday through Friday. In the event that the food service provider ceases operation, then Landlord shall replace the commercial food service within a reasonable period of time. In no event, shall Landlord itself have to maintain or operate a food service.

          10. Insurance.

          10.1. Tenant shall maintain commercial general liability insurance providing coverage for bodily injury, personal injury, property damage and contractual liability with limits of at least S3, 000, 000 per occurrence and $5,000,000 annual aggregate, or such higher limits as Landlord shall prudently require, with carriers and in forms reasonably satisfactory to Landlord.

          10.2. If Tenant shall fail to maintain such insurance as is required by this Article 10, Landlord may obtain such insurance, the amount of the premium or premiums paid by Landlord for such insurance shall be collectible as Additional Rent on the date on which the next installment of Fixed Rent is due hereunder following delivery by Landlord of an invoice therefor.

          10.3. All insurance policies maintained by Tenant under this Article 10 shall name Landlord, Landlord's property manager and any holder of a Superior Mortgage as an additional insured.

          10.4. Landlord, at Landlord's cost and expense, will maintain all-risk property insurance in an amount not less than the replacement cost of the Building.

          10.5. Tenant shall carry fire and extended coverage insurance insuring its interest in Tenant's personal property, including but not limited to, office furniture, equipment and supplies therein. Tenant shall maintain Workers' Compensation insurance as required by the State of New Jersey as well as Employers' Liability insurance with a limit of at least $100,000 per employee per accident. Tenant shall maintain workers compensation insurance as required by the State of New Jersey as well as Employer's Liability insurance with limits as required by the Landlord.

          10.6. Each party hereby waives any rights of action against the other for loss or damage covered by the property insurance required hereunder and each party covenants and agrees with the other that it will obtain a waiver from the carriers of such property insurance policies releasing such carrier's subrogation rights as against the Landlord and/or Tenant, as the case may be. Tenant shall provide Landlord with Certificates of Insurance which shall evidence that the insurance required hereunder is in full force and effect, that such insurance will not be terminated or canceled without thirty (30) days' prior written notice to Landlord by the carrier of such insurance and that the carrier of such insurance waives all right of recovery by way of subrogation against the Landlord. The Certificates will be delivered prior to occupancy of the Premises and shall deliver new Certificates showing the renewal of the coverage at least 10 days prior to the expiration of the existing coverage.

          10.7. Tenant shall not do anything, or suffer or permit anything to be done in or about the Premises, the Building or its common areas which shall (a) subject Landlord to any liability or responsibility for injury to any person or property by reason of any activity being conducted on the Premises, (b) cause any increase in the fire insurance rates applicable to the Building or equipment or other property located therein, or (c) be prohibited by any license or other permit required or issued by governmental authority. Tenant, at Tenant's expense, shall comply with all rules, orders, regulations or requirements of the National Board of Fire Underwriters or any similar body. In the event that any alteration of the Premises by Tenant, any act or omission of Tenant, or Tenant's occupancy of the Premises shall cause the rate of fire or other insurance on the Building or the Premises to be increased, Tenant shall pay the amount of any such increase as Additional Rent on the date on which the next installment of Fixed Rent is due hereunder following delivery by Landlord of an invoice therefor.

          11. Use.

          11.1. Tenant shall use the Premises for general business, professional, executive, and administrative offices, light manufacturing and such activities as are normally incidental thereto as allowed under Tenant's variance dated July 14, 1993. Tenant shall not use the Premises for any other purpose.

          11.2. Tenant shall not use or occupy, suffer or permit the Premises or any part thereof to be used in any manner, or anything to be done therein or suffer or permit anything to be brought into or kept therein, which would in any way tend to or: (a) cause substantial or objectionable noise, (b) violate any laws or requirements of a governmental authority, (c) make void or voidable any insurance policy then in force with respect to the Building and Common Areas,
(d) make unobtainable from reputable insurance companies authorized to do business in the State of New Jersey at standard rates any fire insurance with extended coverage, or liability, elevator, boiler or other insurance required to be furnished by Landlord under the terms of a Superior Mortgage (e) cause, or be likely to cause, physical damage to the Building, Common Areas or any part thereof, (f) constitute a public or private nuisance, (g) impair the appearance, character or reputation of the Building, (h) discharge objectionable fumes, vapors or odors into the Building's air conditioning system or into the Building's flues or vents or otherwise in such manner as may unreasonable offend other occupants, or (i) impair or interfere with any of the Building's services, including the furnishing of electrical energy, or the proper and economic cleaning, air conditioning or other servicing of the Building or the Premises, or impair or interfere with the use of any of the other areas of the Building, or occasional discomfort, annoyance or inconvenience to Landlord or any of the other Tenants or occupants of the Building. The provision of this Section, and the application thereof, shall not be deemed to be limited in any way to or by the provisions of any other Section of this Article or any of the Rules and Regulations set forth in Schedule E hereto.

          11.3. Tenant will not at any time use or occupy, or suffer or permit to use or occupy the Premises in violation of any certificate of occupancy issued for or insurance policies issued on the Building or any applicable laws, statutes, rules, ordinances, orders, regulations of any Governmental Authority, including, without limitation, any recycling laws or other environmental or conservation laws.

          11.4. Except in accordance with all legal requirements, Tenant shall not store, use, or dispose of any hazardous materials (as defined in ss.1014(14) of the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended from time to time (42 U.S.C. ss. 9601 et seq.) or N.J.A.C. 7:16-1.1), in, on, under or about the Premises. Tenant shall, at Tenant's own expense, comply with the Industrial Site Recovery Act, N.J.S.A. 13:1k-6 et seq., and all other applicable federal, state, and local laws, promulgated with respect to hazardous substances and the regulations promulgated thereunder applicable to the Premises and Tenant's use thereof. Tenant shall defend, indemnify and hold harmless Landlord from and against all claims, costs, and liabilities, including attorneys' fees, arising out of or in connection with Tenant's breach of its obligations under this Section 11.4. Tenant's obligations under this Section 11.4 shall survive the expiration or earlier termination of this Lease.

          11.5. Tenant shall not place a load upon any floor of the Premises that exceeds the floor load per square foot that such floor was designed to carry and which is allowed by certificate, rule, regulation, permit or law. If Tenant wishes to place any safe, heavy machinery, heavy equipment, bulky matters or fixtures in the Premises, it may do so at its own expense, but Landlord reserves the right to prescribe their weight and position. Business machines and mechanical equipment in the Premises shall be placed and maintained by Tenant, at Tenant's expense, in such manner as shall be sufficient in Landlord's judgment to absorb vibration and noise and prevent annoyance or inconvenience to any other Tenant or occupant of the Building.

          11.6. Tenant shall have the exclusive use of one secure loading dock identified on Schedule "A". Said dock shall have a demising wall. Tenant may have partial use of a second loading dock.

          12. Assignment and Subletting.

          12.1. Neither this Lease, nor the term and estate hereby granted, nor any part hereof or thereof, shall be assigned, mortgaged, pledged, encumbered or otherwise transferred by Tenant, and neither the Premises, nor any part thereof, shall be encumbered in any manner by reason of any act or omission on the part of Tenant or anyone claiming under or through Tenant without Landlord's prior written consent which consent shall not be unreasonably withheld or delayed. Tenant shall have the right, with the prior consent of Landlord which consent shall not be unreasonably withheld or delayed, to assign this lease or to sublet the Premises or any portion thereof provided:

               (a) Tenant shall furnish Landlord with the name and business address of the proposed assignee or subtenant, a copy of the proposed assignment or subletting agreement which includes the rental amounts to be paid by the subtenant, and reasonably satisfactory information with respect to the nature and character of the business and financial condition of the proposed assignee or subtenant. Any proposed assignee or subtenant must, in the reasonable judgment of the Landlord, be of a character, engage in a business and maintain a financial condition which is in keeping with the reasonable standards of Landlord for the Building.

               (b) The purposes for which the proposed assignee or subtenant intends to use the Premises are expressly permitted by this Lease;

               (c) No subletting shall be for a term (including renewals, if any) ending later than one day prior to the expiration date of this Lease;

               (d) No Event of Default shall have occurred and be continuing, either at the time that Landlord's consent to any assignment or subletting if required or on (i) the proposed effective date of the assignment, or (ii) the date of the commencement of the term of any such assignment or subletting;

               (e) Tenant agrees to pay the Landlord, in consideration for Landlord's consent to the assignment or subletting, net of expenses incurred by Tenant, fifty percent (50%) of the difference of between the amount Tenant pays to Landlord pursuant to this Lease with respect to the Premises, or the portion thereof sublet or assigned, and the amount received by Tenant from its assignee or subtenant with respect thereto;

               (f) Tenant agrees to pay to Landlord an amount that will reimburse Landlord for reasonable legal fees actually incurred by it to engage outside counsel to assist it in reviewing and approving the proposed assignment or subletting, but, in no event, shall reasonable fees exceed $1,000.00; and

               (g) Tenant shall deliver promptly to Landlord an executed copy of each assignment or subletting agreement as may be authorized by this Article upon the execution of any such agreement.

          12.2. Landlord and Tenant agree that it will not be unreasonable for Landlord to withhold its consent to any assignment or subletting if the assignment or subletting will increase Landlord's financial risk or responsibility or jeopardize the enforceability of the Lease or restrict its ability to lease other space in the Building.

          12.3. [INTENTIONALLY DELETED]

          12.4. No assignment, subletting or occupancy shall be deemed a waiver of the provisions in this Article 12 or a release of Tenant from the full performance by Tenant of all of the terms, conditions and covenants of this Lease. Each assignee shall assume and be deemed to have assumed this Lease and shall be and remain liable jointly and severally with Tenant for the payment of the Fixed Rent and Additional Rent and for the due performance of all the terms, covenants, conditions and agreements herein contained on Tenant's part to be performed for the Term of this Lease. No merger or business consolidation, sale of control or shares or other change of ownership or management shall constitute an assignment or subleasing hereunder.

          13. Default.

          13.1. Each of the following events shall constitute an "Event of Default" under this Lease:

               (a) the failure of Tenant to pay an installment of Fixed Rent or Additional Rent, or other sum of money whatsoever when due which Tenant shall be obligated to pay under the provisions of this Lease, if such failure continues for ten (10) days from the date Landlord delivers to Tenant notice of such failure:

               (b) the failure of Tenant to perform or observe any of the other terms, covenants, conditions or agreements of this Lease, if such failure continues for thirty (30) days after delivery by Landlord of written notice to Tenant of such failure (provided, that in the case of any such default which cannot be cured by the payment of money and cannot with diligence be cured within said 30-day period, if Tenant shall commence promptly to cure the same and thereafter prosecutes the curing thereof with diligence and provides Landlord with written evidence thereof, the term within which such default may be cured shall be extended for such period as is necessary to complete the curing thereof with diligence).

               (c) the levy of any execution or attachment against Tenant or any of Tenant's property pursuant to which the Premises may be taken or occupied by someone other than Tenant;

               (d) if Tenant shall file a voluntary petition in bankruptcy or insolvency, or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other resent or future applicable federal, state or other statute or law, or shall make any assignment for the benefit of creditors or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant, or of all or any part of Tenant's property and, provided further, that within sixty (60) days after the commencement of any such proceeding against Tenant, such proceeding shall not have been dismissed or stayed, or if, within sixty (60) days after the appointment of any trustee, receiver or liquidator of Tenant, or of all or any part of Tenant's Property, without the consent or acquiescence of Tenant, such appointment shall not have been vacated or otherwise discharged, or if any execution or attachment shall be issued against Tenant or any of Tenant's Property pursuant to which the Premises shall be taken or occupied or attempted to be taken or occupied: or

               (e) if any event shall occur or any contingency shall raise whereby this Lease or the estate hereby granted or the unexpired balance of the Term, would, by operation of law or otherwise, devolve upon or pass to any person, firm or corporation other than Tenant except as is expressly permitted under Article 12; or

               (f) if the Premises shall become vacant, deserted or abandoned for a period of thirty (30) consecutive days; or

               (g) if Tenant shall assign this Lease or sublet the Premises in violation of the terms and provisions of Article 12 hereof.

          13.2. In the event Tenant becomes a debtor in a case pending under the Bankruptcy Code (11 U.S.C. Section 101 et. seq.), Landlord's right to terminate this Lease shall be subject to the right of the trustee in bankruptcy, or debtor in possession, as the case may be, to assume or assign this Lease. To the extent permitted or allowed by law, the trustee or debtor shall not have the right to assume or assign this Lease, until the trustee or debtor (i) promptly cures all defaults under the lease, (ii) promptly compensates Landlord for monetary damages incurred as a result of such default, and (iii) provides "adequate assurance of future performance", which shall mean, in addition to any other requirements of 11 U.S.C. Section 365(b)(3), that all of the following have been satisfied: (a) in addition to rent payable under the Lease, the trustee or debtor shall establish with Landlord a security deposit equal to three months of Fixed Rent; (b) maintain said security deposit in said amount whenever it is drawn upon by Landlord after a default by Tenant; (c) trustee or debtor must agree that Tenant's business shall be conducted in a first class manner; and (d) the use of the Premises shall not change. If all the foregoing are not satisfied, Tenant shall be deemed not to have provided Landlord with adequate assurance of future performance of this Lease.

          14. Remedies of Landlord.

          14.1. If at any time during the term of this Lease, one or more Events of Default shall have occurred and shall not have been remedied, then, and in any such case, Landlord, at Landlord's option, may elect to:

               (a) terminate this Lease at any time by giving notice of termination to Tenant, and the term hereof shall expire by limitation upon the date prescribed in such notice as fully and completely as if said date were the date herein originally fixed for the expiration of the Term, and Tenant shall thereupon quit and peacefully surrender the Premises to Landlord without payment therefor by Landlord:

               (b) re-enter the Premises, and remove all persons and property therefrom, either by summary proceedings or by any suitable action or proceeding at law; and/or

               (c) commence summary dispossess and/or ejectment proceedings based on Tenant's failure to pay rent.

          14.2. In the event of the termination of this Lease, or of reentry by summary proceedings, ejectment or by any suitable action or proceeding at law, or by agreement, or by force or otherwise, by reason of default hereunder on the part of Tenant or Tenant's abandonment of the Premises, the prevailing party shall pay reasonable attorneys' fees and costs. Landlord's damages at the election of Landlord, are either:

               (a) sums equal to the Fixed Rent and the Additional Rent payable hereunder which would have been payable by Tenant had this Lease not so terminated, or had Landlord not so reentered the Premises, payable monthly, in advance, but otherwise upon the terms therefor specified herein following such termination or such reentry and until the conclusion of the Term, provided, however, that if Landlord shall re-let the Premises or any portion or portions thereof during said period, Landlord shall credit Tenant with the net rents received by Landlord from such re-letting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting, the reasonable expenses incurred or paid by Landlord in terminating the Lease or in reentering the Premises, including reasonable attorneys' fees, and in securing possession thereof, as well as the reasonable expenses of reletting, including altering and preparing the Premises or any portion or portions thereof for new Tenants, brokers' commissions, advertising expenses, and all other expenses properly chargeable against the Premises and the rental therefrom; it being understood that any such re-letting may be for a period shorter or longer than the remaining term of this Lease, but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, nor shall Tenant be entitled in any suit for the collection of damages pursuant to this subsection to a credit in respect of any rents from a reletting, except to the extent that such rents are actually received by Landlord. Landlord shall make commercially reasonable efforts to mitigate damages. If the Premises or any part thereof should be re-let in combination with other space or for greater than the balance of the Term, then proper apportionment shall be made of the rent received from such reletting and of the expenses of re-letting, and Landlord shall have the right to grant reasonable rent concessions to attract one or more new Tenants and to permit the term of any new lease covering part or all of the Premises to be for a shorter or longer period than provided for herein; or

               (b) on demand, a liquidated sum which at the time of such termination of this Lease or at the time of any such reentry by Landlord, as the case may be, represents the present value, discounted by the prime rate of Chase Manhattan Bank then in effect, of the excess of (i) the aggregate of the Fixed Rent and the Additional Rent payable hereunder which would have been payable by Tenant (conclusively presuming the Additional Rent to be the same as was payable for the year immediately proceeding such termination) for the period commencing with such earlier termination of this Lease or the date of such reentry, as the case may be, and ending with the conclusion of the Term, had this Lease not so terminated or had Landlord not so reentered the Premises, over (ii) the rental value (calculated as of the date of such termination or reentry) of the Premises for the same period.

          14.3. If the Premises or any part thereof be re-let by Landlord for the unexpired portion of the Term of this Lease, or any part thereof, before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such re-letting shall, prima facie, be the rental value, for purposes of Section 14.2(b), for the Premises, or part thereof, so re-let during the term of the re-letting. Landlord shall in no event and in no way be responsible or liable for any failure to re-let the Premises or any part thereof or for failure to collect any rent due upon any such re-letting.

          14.4. In the event Landlord elects to collect damages from Tenant under Section 14.2(a), at any time subsequent to such election and upon ten (10) days prior written notice to Tenant, Landlord may elect to collect a lump sum under Section 14.2(b), crediting Tenant with amounts theretofore received by Landlord as damages.

          14.5. The foregoing Sections of this Article shall also apply if the default by Tenant has occurred prior to the Commencement Date and/or prior to Tenant taking possession of the Premises.

          14.6. Landlord, in putting the Premises in good order or preparing the same for re-rental may, at Landlord's option, make such alterations, repairs, replacements, and decorations in the Premises as Landlord, in Landlord's reasonable judgment, considers advisable and necessary for the purpose of re-Letting the Premises, and the making of such alterations, repairs, replacements, and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid.

          14.7. Mention in this Lease of any particular remedy shall not preclude Landlord or Tenant from any other remedy, in law or in equity.

          15. Destruction, Fire or other Casualty.

          15.1. If the Building, Premises or any improvement therein, excepting all items which Tenant is obligated to insure pursuant to Section 10.2 of this Lease, now or hereafter erected in or upon the Building shall be damaged or destroyed, by fire, storm, earthquake or other casualty, then, Tenant shall give prompt notice thereof to Landlord and Landlord shall, at Landlord's cost and expense proceed with reasonable diligence to conduct any necessary demolition and to repair and restore the Building or such improvements.

          15.2. Landlord shall have no obligation to repair or replace any of Tenant's furniture, equipment or supplies destroyed by fire, storm, earthquake, water or other casualty.

          15.3. If (a) more than fifty (50%) percent of the Premises is damaged or destroyed or (b) the Building is damaged or destroyed to the extent that the Premises or access thereto cannot, with reasonable diligence, be fully repaired or restored by Landlord with one hundred eighty (180) days after the date the damage or destruction, notwithstanding the fact that the Premises may have not been damaged or destroyed, or (c) Landlord elects to demolish the Building following a substantial casualty, either party may terminate this Lease. The terminating party shall notify the other party of its determination, in writing, within sixty (60) days after the date of the damage or destruction. If the Premises can be fully repaired or restored within the one hundred eighty (180) day period, or if such repair or restoration cannot be made within said period but neither party does not elect to terminate this Lease, this Lease shall remain in full force and effect, and Landlord shall diligently repair and restore the damage as soon as reasonably possible, subject to the provisions of
Section 15.2 herein.

          15.4. If the Premises are partially destroyed or damaged and Landlord repairs or restores them pursuant to the provisions of this Article, the Fixed Rent and Additional Rent payable hereunder for the period during which such damage, repair or restoration continues shall be abated in proportion to the degree to which Tenant's reasonable use of the Premises is substantially impaired. Except for abatement, if any, of Fixed Rent and Additional Rent, Tenant shall have no claim against Landlord for any damages suffered by reason of any such damage, destruction, repair or restoration.

          16. Condemnation.

          16.1. If the Building or such part thereof as will render the Premises unsuitable for Tenant's reasonable use shall be acquired or condemned for any public or quasi-public use or purpose, this Lease shall end as of the date of the vesting of title in the condemning authority.

          16.2. In the event of any such acquisition or condemnation of all or any part of the Premises, Landlord shall be entitled to receive the entire award for any such acquisition or condemnation. Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired portion of the Term and Tenant hereby expressly assigns to Landlord all of its right, title and interest in and to any such award, and also agrees to execute any and all further documents that may be required in order to facilitate the collection thereof by Landlord. Nothing contained herein shall be deemed to prevent Tenant from making a separate claim in any condemnation proceedings for any moving expenses, for the value of any Tenant's property which would be removable at the end of the Term pursuant to the provisions of this Lease or for other damages which do not detract from or reduce Landlord's share of the award.

          17. Subordination.

          17.1. This Lease and the term and estate hereby granted are and shall be subject and subordinate to the lien of each mortgage which may now or at any time hereafter affect all or any portion of the Premises or Landlord's interest therein and to all ground leases which may now or at any time hereafter affect all or any portion of the Premises (any such mortgage or ground lease being herein called a "Superior Mortgage") and each and every advance made or hereafter to be made under a Superior Mortgage and to all renewals, modifications, replacements, substitutions and extensions of a Superior Mortgage. The foregoing provisions for the subordination of this Lease and the term and estate hereby granted to the holder of a Superior Mortgage shall be self-operative and no further instrument shall be required to effect any such subordination; provided, however, at any time and from time to time, upon not less than ten (10) days' prior notice by Landlord, Tenant shall execute, acknowledge and deliver to Landlord any and all reasonable instruments that may be necessary or proper to effect such subordination or to confirm or evidence the same.

          17.2. If all or any portion of Landlord's estate in the Premises shall be sold or conveyed to any person, firm or corporation upon the exercise of any remedy provided for in any Superior Mortgage or by law or equity, such person, firm or corporation and each person, firm or corporation thereafter succeeding to its interest in the Premises (a) shall not be bound by any payment prior to such sale or conveyance of Fixed Rent, Additional Rent or other payments for more than one month in advance (except prepayments in the nature of security for the performance by Tenant of its obligations hereunder), and (b) shall be liable for the keeping, observance and performance of the other covenants, agreements, terms, provisions and conditions to be kept, observed and performed by Landlord under this Lease.

          17.3. In the event of an act or omission by Landlord which would give Tenant the right to terminate this Lease or to claim a partial, total or constructive eviction, Tenant will not exercise any such right until it has given written notice of such act or omission, or, in the case of the Premises or any part thereof becoming untenantable as the result of damage from fire or other casualty, written notice of the occurrence of such damage, to the holder of any Superior Mortgage whose name and address shall previously have been furnished to Tenant in writing, by delivering such notice of such act, omission or damage addressed to such holder at said address or if such holder hereafter furnishes another address to Tenant in writing at the last address of such holder so furnished to Tenant, and, unless otherwise provided herein, until a reasonable period for remedying such act, omission or damage shall have elapsed following such giving of such notice, provided any such holder, with reasonable diligence, shall, following the giving of such notice, promptly (a) state in writing its intention to remedy such act, omission or damage and (b) commence and continue to remedy such act, omission or damage or to cause the same to be remedied.

          17.4. If, in connection with obtaining financing for the Premises or refinancing any Superior Mortgage, the prospective lender requests reasonable modifications to this Lease as a condition precedent to such financing or refinancing, then Tenant hereby covenants and agrees not to unreasonably withhold, delay or condition its consent to such modifications, provided such modifications do not increase the Fixed Rent or Additional Rent, do not reduce the length of the Term, do not materially and adversely affect the leasehold interest created by this Lease or the rights of Tenant hereunder and do not materially and adversely affect the manner in which Tenant's operations are conducted at the Premises.

          18. Indemnification and Hold Harmless.

          18.1. Tenant on behalf of itself and any party holding by, through or under Tenant, agrees to indemnify and hold harmless Landlord, its agents, contractors, employees, in the following manner:

               (a) against any default under this Lease by Tenant or any party holding by, through or under Tenant for any direct damages, costs, claims or liabilities, including reasonable attorneys' fees, sustained by Landlord or any party holding by, through or under Landlord as a result of such default;

               (b) against any and all claims, damages, losses and liabilities, including reasonable attorneys' fees, whatsoever their nature, cause or origin, excluding, however, loss of profit, special, indirect or consequential damages, attributable in any manner to the omission, fault, willful act, negligence or other misconduct of Tenant, its agents, contractors, employees, licensees or invitees arising out of the use and occupancy of the Premises by Tenant, its agents, contractors, employees, licensees or invitees; and

               (c) against any and all damage or injury to the Premises, to Tenant, its agents, contractors, employees, licensees, or invitees except to the extent same is attributable to the omission, fault, willful act, negligence or other misconduct of Landlord, its agents, contractors, employees, licensees or invitees.

               (d) The Tenant hereby absolutely and unconditionally indemnifies, defends and holds the Landlord free and harmless of, from and against any and all claims, costs, expenses, liabilities, losses, liens, encumbrances, fees, damages, judgments, penalties, causes of action and other charges of whatsoever kind of nature (including, without limitation, attorneys' fees and disbursements and the fees and expenses of any environmental and analytical laboratories, consultants and engineers) suffered or incurred by the Landlord, including the cost of any required or necessary repair, removal, remediation, cleanup, detoxification and any action required, necessary or otherwise taken prior to or following a transfer of title to the Premises or any portion thereof, and arising, from (i) the violation of any of the Environmental Laws (as hereinafter defined) by Tenant, as same shall affect all or any part of the Premises, (ii) the release by Tenant of any Hazardous Materials (as hereinafter defined) in, on, under, the Premises or any part thereof and (iii) any Hazardous Activity (as hereinafter defined) by Tenant at or in connection with the Premises or any part thereof. The obligations or the Tenant referred to in this Paragraph
[(collectively, the "Toxic Waste Obligations"] shall continue notwithstanding the satisfaction, discharge, release, termination or cancellation of the Lease.

               (e) The Tenants covenant and agree that the Premises shall at all times hereafter be maintained, occupied, operated and maintained in strict compliance with all of the Environmental Laws. The Tenant shall at all times maintain in full force and effect all necessary permits, licenses, approvals and other authorizations required under the Environmental Laws for the Premises and the use or intended use thereof. The Tenant shall provide the Landlord with a copy of any request for information or any inspection of the Premises by any governmental authority with respect to any Hazardous Materials or Hazardous Activity and a copy of any response to each such request or inspection and any written notice of any pending or threatened proceeding, advice or inquiry concerning the Premises (or any portion thereof) which relates to any Hazardous Materials, Hazardous Activity, or pollution or protection of the environment, promptly after delivery thereof. The Tenant shall, promptly upon gaining notice thereof, notify the Landlord in writing of any release, discharge or spill of any Hazardous Materials in, on, under or about the Premises or the existence of any Hazardous Materials emanating from or passing through the Premises.

               (f) For purposes of this Article 18, the following terms shall have the following meanings:

                    (i) "Environmental Laws" shall mean all present and future federal, state and local environmental, health and safety laws, rules, statutes, directives, binding interpretations, binding policies, ordinances and regulations now or hereafter in effect and as same have been or may hereafter be amended, modified or supplemented, from time to time, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. ss.9601, et seq.), the Hazardous Materials Transportation Control Act of 1970 (49 U.S.C. ss.1802 et seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. ss.6901 et seq.), the Water Pollution Control Act (33 U.S.C. ss.1251 et seq.), the Safe Drinking Water Act (42 U.S.C. ss.300h et seq.), the Clean Air Act (42 U.S.C. ss.1857 et seq.), the Solid Waste Disposal Act (42 U.S.C. ss.6901 et seq.), the Toxic Substances Control Act (15 U.S.C. ss.2601 et seq.), the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. ss.11001 et seq.), the Radon Gas and Indoor Air Quality Research Act of 1986 (42 U.S.C. ss.7401 note, et seq.), the Superfund Amendments and Reauthorization Act of 1986 (42 U.S.C. ss.9601 et seq.), and the counterparts of such statute. as enacted by state and local governments with jurisdiction over the Premises or the Tenants or any principal, partner, shareholder, officer or director of the Tenants, and any and all rules and regulations promulgated under any and all of the aforementioned laws, including but not limited to, the Industrial Site Recovery Act (N.J.S.A. 13:1K-6 et. seq.) and the New Jersey Spill Act (N.J.S.A. 58:10-23.11 et. seq.)

                    (ii) "Hazardous Materials" mean any substances defined or identified as "hazardous substances", "hazardous wastes", "toxic wastes", "toxic substances" or "pollutants" in any of the Environmental Laws, including, without limitation, asbestos or asbestos-containing materials, polychlorinated biphenyls, fuel oil, petroleum, hazardous waste and any other hazardous or toxic substances, contaminants, materials or pollutants.

                    (iii) "Hazardous Activity" shall mean the disposal, generation, handling, manufacturing, processing, production, refinement, storage, transfer, transportation and/or use of Hazardous Materials in, on, under or about the Premises or any part thereof in violation of any Environmental Law.

          19. Landlord's Obligations.

          19.1. Except as otherwise provided in this Lease, Landlord shall operate and maintain the Building and its grounds, exclusive of Tenant's recreational areas, in first class condition and agrees to keep in good order, condition and repair the roof, Common Areas, exterior walls and structure of the Building and its grounds (including all plumbing, mechanical and electrical systems), all insofar as they affect the Premises, except that Landlord shall in no event be responsible to Tenant for any condition in the Premises, the grounds, or the Building caused by any act or neglect of Tenant, its invitees or contractors. Landlord shall not be responsible to make any improvements or repairs to the Building or the grounds other than as provided in this Section unless expressly provided otherwise in this Lease.

          19.2. Landlord shall not be liable to Tenant for any compensation or reduction of Fixed Rent or Additional Rent by reason of inconvenience or annoyance or for loss of business arising from the necessity of Landlord or its agents entering the Premises for any of the purposes in this Lease authorized, or for repairing the Premises or any portion of the Building. In case Landlord is prevented or delayed from making any repairs, alterations or improvements, or furnishing any services or performing any other covenant or duty to be performed on Landlord's part, by reason of an Unavoidable Delay, as defined in Section 38.2, Landlord shall not be liable to Tenant therefor, nor shall Tenant be entitled to any abatement or reduction of rent by reason thereof unless and until Tenant's occupancy is thus substantially impaired for a period of sixty
(60) days, nor shall the same give rise to a claim in Tenant's favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises. If Tenant's occupancy is substantially impaired for more than one hundred and eighty (180) days, then Tenant may elect to terminate this Lease.

          19.3. Landlord represents that, except in accordance with law, no Hazardous Materials or waste has been used, treated or stored on the Premises. In addition, Landlord represents and covenants that prior to the Commencement Date of this Lease, no hazardous material has been or will be disposed of on the Premises. Landlord hereby agrees to indemnify and hold harmless Tenant and its shareholders, directors, officers and employees from and against any and all claims, damages, losses and liabilities, including reasonable attorneys fees, attributable to Hazardous Materials on the real property on which the Building is located which are present on or prior to the Commencement Date.

          19.4. Landlord or its agents shall not be liable for any loss of or damage to any property of Tenant by theft, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature: nor shall Landlord or its agents be liable for any such damage caused by other Tenants of the Building or persons, in, upon or about the Premises or caused by operations in construction of any private, public or quasi-public work. The foregoing shall not limit Landlord's obligations as set forth herein, including to provide quiet enjoyment, to fund improvements, to provide environmental indemnity and to make common area and system improvements.

          20. Cumulative Remedies.

          20.1. The rights given to Landlord herein are in addition to any rights that may be given to Landlord by any statute or otherwise.

          21. Advances by Landlord.

          21.1. If Tenant shall fail to perform any term, covenant or agreement contained herein to be performed by Tenant, upon thirty (30) days advance written notice to Tenant, Landlord may elect to make advances to perform the same or to cause the same to be performed, in which event Tenant, shall pay to Landlord all such sums reasonably advanced by Landlord, as Additional Rent, on the date on which the next installment of Fixed Rent is due hereunder following delivery by Landlord of an invoice therefor. All such sums advanced by Landlord, shall accrue interest commencing on the date of Landlord's advance at the higher of 12% per annum, or the then prime rate of the Chase Manhattan Bank, N.A., but in no event higher than the highest rate of interest permitted by law computed from the date of each advance to the date such sums are paid to Landlord. Anything to the contrary herein notwithstanding any such advances made by Landlord shall not be or be deemed a waiver of any default on the part of Tenant in the observance of the terms, covenants and agreements under this Lease or of any rights or remedies of Landlord upon any such default.

          22. No Waiver by Landlord.

          22.1. The failure of Landlord to insist in any instance on strict performance of any covenant or condition hereof, or to exercise any option herein contained, shall not be construed as a waiver of such covenant, condition or option in any other instance. Unless otherwise expressly provided herein, this Lease cannot be changed or terminated except in writing.

          23. Landlord's Right to Exhibit the Premises.

          23.1. During the last twelve (12) months of the term of this Lease, Landlord or its agents or designees may have admission to the Premises at all reasonable hours and upon advance notice for the purpose of exhibiting the same to prospective lessees of all or any part of the Building.

          24. No Acceptance of Surrender.

          24.1. No act or thing done by Landlord or Landlord's agents or employees during the Term of this Lease shall be deemed to accept a surrender of the Premises by Tenant and a termination of this Lease, or shall be valid, unless in writing, signed by Landlord.

          25. Quiet Enjoyment.

          25.1. If and so long as Tenant pays the Fixed Rent, Additional Rent and all other sums agreed to be paid by the Tenant under this Lease and promptly and faithfully performs and observes the terms, covenants and agreements in this Lease provided to be performed and observed by Tenant, Tenant quietly shall have and enjoy the Premises.

          26. Estoppel Certificates.

          26.1. Within ten (10) days after receipt of request therefor, either party will certify to the other and to any party named by the other party, (a) that as of the date of such certification, whether or not this Lease is in full force and effect; (b) that, to certifying party's best knowledge, neither party to this Lease is in default in keeping, observing or performing any term, covenant, agreement, provision, condition or limitation contained in this Lease, and, if in default, specifying each such default and whether or not to the best knowledge of the person making such certification, any event has occurred which with the passage of time, the giving of notice, or both would constitute a default hereunder; (c) the last day to which the Fixed Rent and Additional Rent payable under this Lease have been paid; and (d) as to Tenant, that Tenant neither has nor claims to have any right of set-off or deduction against the payment of Fixed Rent or Additional Rent, or if a right of set-off or deduction is alleged, specifying the nature and extent thereof.

          27. Parking.

          27.1. Tenant will be provided with parking in accordance with Schedule D attached hereto and made a part hereof. Landlord shall provide Tenant with no less than four (4) cars per 1,000 rentable square feet of Tenant's office space. No other tenant of the Building shall have a right to a greater ratio of parking space per rentable square feet.

          28. Notices.

          28.1. Any and all notices, consents, approvals, requests and other communications (collectively, "notices") required to be given or served by the terms and provisions of this Lease, either by Landlord to Tenant, or by Tenant to Landlord, shall be in writing and signed by the party giving the notice, or by a duly authorized officer or representative of a corporate party, and shall be deemed to have been delivered by Landlord when postmarked and sent by certified or registered mail, return receipt requested, proper postage prepaid and addressed to the party to be notified. Notice on behalf of either party shall be addressed to that party at the address set forth below, or to such other address as that party hereafter shall furnish in writing to the other party:

                 To Landlord:

                           Ms. Debra Kloper
                           Route 10 Joint Venture
                           c/o MONY Real Estate
                               Investment Management
                           1740 Broadway
                           New York, New York  10019

                  with a copy to:

                           David C. Berman, Esq.
                           435 East 79th Street
                           Suite 7W
                           New York, New York  10021

                  with a copy to:

                           Brad Fenlon
                           Cushman & Wakefield
                           One Meadowlands Plaza, Suite 1100
                           East Rutherford, New Jersey  07073

                  To Tenant:

                           Edward Jordan
                           Dialogic Corporation
                           1515 Route 10
                           Parsippany, New Jersey  07054

                  with a copy to:

                           R. Barry Stiger, Esq.
                           Lowenstein, Sandler, et al.
                           65 Livingston Avenue
                           Roseland, New Jersey  07068

          29. Bind and inure.

          29.1. The terms, covenants and conditions contained in this Lease shall bind and inure to the benefit of the successors and assigns of the parties with the same effect as if mentioned in each instance where a party is named or referred to, except that no violation of the provisions of Article 12 shall operate to vest any rights in any successor or assignee of Tenant.

          29.2. [INTENTIONALLY DELETED]

          29.3. Nothing contained in this Lease shall be deemed to confer upon any Tenant, or anyone claiming under or through any Tenant, any right to insist upon, or to enforce against Landlord or Tenant, the performance or observance by Tenant of its obligations hereunder. Landlord shall enforce the Rules and Regulations against all tenants of the Building.

          30. Waiver of Trial by Jury.

          30.1. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of or in any way connected with this Lease.

          30.2. [INTENTIONALLY DELETED]

          31. Brokerage Fees.

          31.1. Each party represents that there was no broker(s) instrumental in consummating this Lease except Cushman & Wakefield and Edward S. Gordon Company. Each party agrees to hold the other harmless from and against any and all claims or demands for brokerage commissions arising out of or in connection with the execution of this Lease based on conversations or negotiations with such party on the part of any broker other than the above-named brokers, whose fees shall be paid by Landlord in accordance with separate agreements between such brokers and Landlord. Landlord shall pay the real estate commissions owing to such brokers and represents to Tenant that no other broker was instrumental in the consummation of this Lease.

          32. Execution.

          32.1. This Lease may be executed in counterparts, each of which, when taken together, shall constitute one and the same agreement.

          33. Recordation of Lease.

          33.1. In no event shall Tenant have the right to record this Lease and any such recording shall constitute an Event of Default. Landlord and Tenant shall record a memorandum of this Lease.

          34. Surrender.

          34.1. On the last day of the Term, or upon any earlier termination of this Lease, or upon any re-entry by Landlord upon the Premises, Tenant shall, at its own expense, quit and surrender the Premises to Landlord broom clean, in good order, condition and repair except for ordinary wear, tear and damage by fire or other insured casualty, together with all improvements which have been made upon the Premises (except as otherwise provided for in this Lease, including, but not limited to, in Sections 6 and 7 hereof). Tenant shall remove from the Premises and the Building all of Tenant's furniture, trade fixtures and equipment and all personal property and personal effects of all persons claiming through or under Tenant, except as previously agreed by Landlord, Tenant shall pay the cost of repairing all damage to the Premises and the Building occasioned by such removal and shall deliver all keys and pass cards to Landlord.

          34.2. If the Premises are not surrendered at the expiration of the Term, Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the Premises, including any claims made by any succeeding Tenant founded on such delay. If the Premises shall not be surrendered upon the termination of this Lease, unless otherwise agreed by Landlord and Tenant, Tenant shall be deemed to be occupying the Premises as a Tenant from month-to-month, subject to all the terms and provisions of this Lease insofar as the same are applicable to a month-to-month tenancy, at a monthly rental equal to twice the sum of: (i) the monthly installments of Fixed Rent; (ii) the Electricity Rent for the last month of the Term; (iii) the Monthly Tax Payment for the last month of the Term; and (iv) Tenant's Projected Share for the last month of the Term.

          34.3. Tenant's obligations under this Article shall survive the Expiration Date or sooner termination of this Lease.

          35. Access; Change in Facilities.

          35.1. Landlord reserves the right, at any time, without incurring any liability to Tenant therefor, to make such changes in or to the Building and the fixtures and equipment of the Building, as well as in the entrances, passageways, halls, doors, doorways, corridors, elevators, escalators, stairs, toilets and other public parts of the Building, as it may reasonably deem necessary or desirable, provided any such change does not materially and adversely affect Tenant's access to or use of the Premises.

          35.2. Tenant shall permit Landlord to install, use and maintain pipes, ducts and conduits within or through the Premises, or through the walls, columns and ceilings therein, provided that the installation work is performed at such times and by such methods as will not unreasonably interfere with Tenant's use and occupancy of the Premises, or damage the appearance thereof.

          35.3. Landlord or Landlord's agents shall have the right to enter the Premises at all times for any of the purposes specified in this Article and (a) to examine the Premises or for the purpose of performing any obligation of Landlord or exercising any right or remedy reserved to Landlord in this Lease;
(b) to exhibit the Premises to others; (c) to make such decorations, repairs, alterations, improvements or additions, or to perform such maintenance, including the maintenance of all air-conditioning, elevator, plumbing, electrical, sanitary, mechanical and other service or utility systems an Landlord may reasonably deem necessary or desirable; (d) to take all materials into and upon the Premises that may be required in connection with any such decorations, repairs, alterations, improvements, additions or maintenance; and
(e) to alter, renovate and decorate the Premises at any time during the Term if Tenant shall have removed all or substantially all of Tenant's Property from the Premises. If practical, under the circumstances, Landlord shall give Tenant notice and use its best efforts to give Tenant notice of such entry.

          35.4. The exercise of any right reserved to Landlord in this Article shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution or rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or Landlord's agents.

          36. Integration of Agreement.

          36.1. This Lease contains the entire agreement of the parties hereto and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein, shall be of any force or effect. If any term or provision of this Lease shall be invalid or unenforceable, the remaining terms and provisions hereof shall not be affected thereby. If the application of any term or provision of this Lease to any person or circumstance shall to any extent be invalid or unenforceable such term or provision shall remain applicable as to those persons or circumstances to which it shall be valid and enforceable to the fullest extent permitted by law.

          37. [INTENTIONALLY DELETED]

          38. Unavoidable Delays.

          38.1. In the event Landlord or Tenant shall be delayed in the performance of any act or obligation hereunder by reason of Unavoidable Delays, then performance of such act or obligation shall be excused for the period of the delay, the period for the performance of any such act or obligation shall be extended for a period equivalent to the period of such delay.

          38.2. "Unavoidable Delays" shall mean any and all delays beyond a party's reasonable control, including, without limitation, delays caused by the other party, governmental restrictions, governmental regulations, controls, undue delays, order of civil, military or naval authority, governmental preemption, strikes, labor disputes, lock-outs, shortage of labor or materials, inability to obtain materials or reasonable substitutes therefor, default of any Building or construction contractor or subcontracts, Acts of God, fire, earthquake, floods, explosions, actions of the elements, extreme weather conditions, undue precipitation, other weather conditions, enemy action, civil commotion, riot or insurrection, fire or other unavoidable occurrence.

          39. Rules and Regulations.

          39.1. Tenant and Tenant's servants, employees, agents, visitors and licensees shall observe faithfully and comply strictly with any reasonable Rules and Regulations for the Building as Landlord, or Landlord's agents, may from time to time adopt. Notice of any such Rules or Regulations shall be given in such manner as Landlord may elect. Landlord shall take all reasonable steps to enforce such Rules and Regulations, or terms, covenants, or conditions in any other lease, as against all other tenants. Providing that Landlord is seeking to enforce such Rules and Regulations through all reasonable efforts, Landlord shall not be liable to Tenant for violation of the same by any other Tenant, its servants, employees, agents, visitors, or licensees. In the event any such Rule or Regulation conflicts with any provision of this Lease, said provision of this Lease shall control. The current Rules and Regulations in effect with respect to the Building are attached hereto as Schedule E and made a part hereof.

          40. Governing Law.

          40.1. This Lease shall be construed and enforced in accordance with the Laws of the State of New Jersey.

          41. Landlord Liability.

          41.1. Tenant agrees to look solely to Landlord's estate and interest in the Building and the Premises for the satisfaction of any right or remedy of Tenant for the collection of a judgement (or other judicial process) requiring the payment of money by Landlord, in the event of any liability of Landlord, and not other property or assets of Landlord and no property or assets of any shareholder, director, officer or principal of Landlord shall be subject to levy, execution, attachment, or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder, or Tenant's use and occupancy of the Premises, or any other liability of Landlord to Tenant. Notwithstanding the foregoing, the Landlord personally guarantees funds sufficient to pay Landlord's costs of
Tenant's Initial Improvements and all of Landlord's work prior to the Commencement Date and to make the payments required under Section 3.2.

          42. Signage.

          42.1. Tenant may have signage on the existing monument sign proportionate to Tenant's share of the total rentable square feet in the Building. If Tenant occupies 75% or more of the Building's total office space, then Tenant, at Tenant's own cost and expense, shall have the right to apply for a permit which allows Tenant to erect a sign directly on the Building. Any and all applications and additional signs are subject to Landlords approval, which approval shall not be unreasonably withheld.

          43. Arbitration.

          43.1. Except as provided in Paragraph 14.1(c), the parties hereto consent to arbitration of all disputes.

          43.2. The party desiring arbitration shall give notice to that effect to the other party. Within ten (10) days thereafter, the party not requesting arbitration shall propose three (3) arbitrators and the other party shall select one (1) of the three (3).

          43.3. The arbitrator shall be a fit and impartial person who shall have had at least 10 years experience in the State of New Jersey in a calling connected with the matter of the dispute and shall have no prior, present or proposed future affiliation or connection with either party.

          43.4. The arbitration shall be conducted to the extent consistent with this Article in accordance with the then prevailing rules of the American Arbitration Association (or any organization successor thereto). The decision and award shall be rendered by the Arbitrator within 30 days after the appointment of the Arbitrator. Such decision and award shall be in writing and shall be final and conclusive on the parties and counterpart copies thereof shall be delivered to each of the parties. In rendering such decision and award, the Arbitrator shall not add to, subtract from or otherwise modify the provisions of this Lease. Judgment may be had on the decision and award of the Arbitrator so rendered in any court of competent jurisdiction.

          43.5. Each party shall pay the fees and expenses of the Arbitrator and all other expenses of the arbitration (other than the fees and disbursements of attorneys or witnesses for each party) shall be borne by the parties equally.

          43.6. Notwithstanding anything to the contrary elsewhere provided in this Lease, if the subject matter of a dispute which is provided in this Lease to be determined by an arbitration is (a) one which would directly affect the liability of an insurer under any of the policies of insurance referred to herein and the party which is the insured under such policy so notifies the other party or (b) one which cannot be the subject of arbitration under a superior mortgage, then unless such insurer or the superior mortgagee gives its written consent to the determination of such matter by arbitration, the dispute shall not be determined by arbitration and the parties shall be left to such other remedies as they may have.

          44. Non-Disturbance.

          44.1. Provided that Tenant is not in default (beyond any period given Tenant to cure such default) in the payment of Fixed Rent or Additional Rent or in the performance of any of the terms, covenants, or conditions of the Lease on Tenant's part to be performed, then subject to the terms and conditions of this Lease, Tenant's rights and privileges under the Lease, or any extensions, expansions or renewals shall not be defeated by any mortgagor or lender.

          IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the date first written above.

                                              ROUTE 10 JOINT VENTURE
                                                  Landlord

                                              Name:  Theodore R. Sayers
                                              Title: General Partner



______________________________               By:_______________________________
                  Witness                       Theodore R. Sayers


                                             Name:  The Mutual Life Insurance
                                                       Company of New York
                                             Title:  General Partner



/s/Mary McKinney
_________________________                    By:/s/Stephen DeNardo
Assistant Secretary                             _______________________________
                                                Stephen DeNardo,
                                                Vice President


                                             DIALOGIC CORPORATION
                                                    Tenant

                                             Name:  Edward B. Jordan
Witness                                      Title:  Vice President



/s/ Peter H. Ehrenberg
______________________________              By:/s/Edward B. Jordan
Peter H. Ehrenberg, Witness                 ____________________________

                       GUARANTEE AND MORTGAGEE'S CONSENT


          The  Mutual  Life  Insurance   Company  of  New  York  guarantees  the
landlord's obligations as set forth in Paragraphs 3.2, and 41.1 and Consents to non-disturbance as contemplated by Paragraph 44.1 of this Lease.



/s/ Mary McKinney
______________________________          The Mutual Life Insurance Company
Assistant Secretary                     of New York



                                             By:/s/Stephen DeNardo
                                                _______________________________
                                                Stephen DeNardo,
                                                Vice-President

                            CORPORATE ACKNOWLEDGMENT


STATE OF NEW JERSEY                :
                                   ss.:
COUNTY OF ESSEX                    :


          BE IT REMEMBERED, that on this 23rd day of August, 1993, before me, the subscribed, an attorney at law of the State of New Jersey, personally appeared Edward B. Jordan, who, being by me duly sworn on his oath, deposed and made proof to my satisfaction that he is the Vice President of Dialogic Corporation, and the person who has signed the within instrument; and I having first made known to him the contents thereof, he did acknowledge that he signed, sealed with the proper corporate seal and delivered the same as such officer on behalf of the corporation as its voluntary act and deed, made by virtue of authority from its board of directors, for the uses and purposes therein expressed.




                                             /s/Peter H. Ehrenberg
                                             ----------------------------------
                                             Peter H. Ehrenberg
                                             An Attorney at Law of the
                                             State of New Jersey

STATE OF NEW YORK                )
                                 ) SS:
COUNTY OF                        )

          I certify that on 1st day of September, 1993 Mary McKinney personally came before me and this person acknowledged under oath, to my satisfaction, that:

               (a) This person is the assistant secretary of Mutual Life Insurance Company of New York, the corporation described in the foregoing documents;

               (b)  This person is the attesting  witness to the signing of said
                    documents   by  the   proper   corporate   officer   who  is
                    Stephen DeNardo, the Vice President of the Corporation;

               (c) The documents were signed and delivered by the Corporation as its voluntary act duly authorized by a proper corporate resolution;

               (d) This person knows the proper seal of the corporation which was affixed to said documents; and

               (e) This person signed this proof to attest to the trust of these facts.



                                                  /s/ Mary McKinney
                                                  _____________________________
                                                  Assisant Secretary

Signed and worn to before
me this 1st day of September, 1993


/s/ Denise A. Caulkin
_______________________________
Notary Public

                                   SCHEDULE A


                             FLOOR PLAN OF PREMISES

                                    EXHIBIT B


                                   DESCRIPTION


ALL that parcel of land located in the Township of Parsippany-Troy Hills and the Township of Hanover, County of Morris and State of New Jersey which is more particularly described by the following legal metes and bounds description:


BEGINNING at a point in the newly dedicated Southwesterly sideline of New Jersey State Highway Route 10, said point of beginning being distant the following 2 courses along said sideline, as measured Southwesterly from its point of intersection with the Southeasterly sideline of Johnson Road:

               (a) along the Southwesterly sideline of New Jersey State Highway Route 10, South 48 degrees 33 minutes 20 seconds East 1473.83 feet to a jog therein;

               (b) partially along the 2nd line of Lot 1.01 South 41 degrees 03 minutes 46 seconds West 20.00 feet to the beginning corner of the herein described premises and running:

THENCE (1) along the newly dedicated Southwesterly sideline of New Jersey State Highway Route 10, South 48 degrees 33 minutes 20 seconds East 931, feet to a point;

THENCE (2) along the Southeasterly line of the whole tract, of which this parcel is a part, South 39 degrees 30 minutes 25 seconds West 852.23 feet to a point;

THENCE (3) along the Southwesterly line of the whole tract, of which this parcel is a part, North 49 degrees 34 minutes 20 seconds West 505.89 feet to a point;

THENCE (4) still along same, North 48 degrees 56 minutes 14 seconds West 235.11 feet to a point;

THENCE (5) along the 4th line, reversed, of Lot 1.01, North 41 degrees 0 minutes 46 seconds East 276.88 feet to a point;

THENCE (6) along the 3rd line, reversed, of said Lot 1.01, North 48 degrees 56 minutes 14 seconds West 213.78 feet to a point in the centerline of a heavy duty road;

THENCE (7) along the centerline of said heavy duty road, and partially along the 2nd course, reversed, of Lot 1.01 North 41 degrees 03 minutes 46 seconds East
586.89 feet to the place of BEGINNING.

KNOWN and designated as Lot 1.02 in Block 200 on the Official Tax Map of the Township of Parsippany-Troy Hills, County of Morris, State of New Jersey and Lots 13 and 14 in Block 303 on the Official Tax Map of the Township of Hanover, County of Morris and State of New Jersey.

          The Initial Improvements referenced as Schedule B in paragraph 6.1 will be supplied in accordance with the provisions of paragraph 6.2.

                                   SCHEDULE C


                    CLEANING AND ROUTINE MAINTENANCE SERVICE


Cleaning and Routine Maintenance Service will be provided only for conventional office space, which space is reflected on the plans on the following page, as follows:

                                    NIGHTLY

         Empty and clean wastepaper baskets, ashtrays and other receptacles. Tenant shall segregate all recyclables as required by law prior to Landlord's removal of same.

         Sweep all flooring, vacuum clean or carpet sweep (as required) all carpets and rugs. Sweep or dust stone, ceramic tile, marble, terrazzo and other unwaxed flooring, excluding kitchen area (cleaning of kitchen is Tenant' s responsibility).

         Dust and wipe clean all office furniture and window sills.

         Wipe clean all water fountains and coolers.

         Dust all leather and leather-type furniture.

         Replace plastic bags in wastebaskets when necessary-cost per bag charge to Tenant.

         Remove normal wastepaper and refuse; cost of unusual waste removal to be charged to Tenant.

         After cleaning, all lights shall be turned off, windows closed, doors locked and offices left in an orderly condition.

                                    MONTHLY

         Dust all pictures, frames, charts, graphs, and similar wall hangings not reached in nightly cleaning.

                                   QUARTERLY

         Dust all Venetian blinds.

                                    ANNUALLY

         Dust ceiling surfaces other than acoustical ceiling material and vacuum
         clean  only  acoustical  materials  and  other  similar  surfaces,   if
         necessary.

                                WINDOW CLEANING

         Wash all interior and exterior windows quarterly.

                                   SCHEDULE D


                                 PARKING SPACES

               SIDEWALKS, ENTRANCES, ROADWAYS AND PARKING AREAS:

         To be kept free and clear of refuse, snow and ice.

                             AS REQUIRED BY Tenant

         Clean inside of all lighting fixtures and globes.

                                   SCHEDULE E


                              RULES AND REGULATIONS

1. The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any Tenant or used for any purpose other than for ingress to and egress from the Premises and for delivery of such merchandise and equipment in a prompt and efficient manner using elevators and equipment and passageways designated for such delivery by Landlord. There shall not be used in any space, or in the public hall of the Building, either by any Tenant or any jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and sideguards.

2. The water and wash closets and plumbing fixtures shall not be used for any purpose other than those for which they were designed or constructed and no sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose agents, employees or visitors, shall have caused it.

3. No carpet, rug or other article shall be hung or shaken out of any window of the Building; and no Tenant shall sweep or throw or permit to be swept or thrown from the Premises any dirt or other substances into any of the corridors or halls, elevators, or out of the doors or windows or stairways of the Building, and Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other Tenants or those having business therein, nor shall any animals or birds be kept in or about the Building. Smoking or carrying lighted cigars or cigarettes in the elevators of the Building is prohibited.

4. No awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of Landlord.

5. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any Tenant on any part of the outside of the Premises or the Building or on the inside of the Premises if the same is visible from the outside of the Premises without the prior written consent of Landlord, except that the name of Tenant may appear on the entrance door of the Premises and the directory in the lobby of the Building. In the event of the violation of the foregoing by any Tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to Tenant or Tenant violating this rule. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for each Tenant by Landlord at the expense of such Tenant, and shall be of a size, color and style acceptable to Landlord.

6. No Tenant shall mark, paint, drill into, or in any way deface any part of the Premises or the Building. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct.

7. No Tenant shall obtain for use upon the Premises ice, drinking water, towel or other similar services, or accept barbering or boothblacking Services in the Premises, except from persons authorized by Landlord, and at hours and under regulations fixed by Landlord. Canvassing, soliciting and peddling in the Building is prohibited and each Tenant shall co-operate to prevent the same. Notwithstanding the foregoing, Tenant may maintain soda and juice machines and water coolers in the Premises.

8. Landlord reserves the right to exclude from the Building between the hours of 6 P.M. and 8 A.M. and at all hours on Sundays and legal holidays all persons who are not employees of Tenant.

9. Landlord shall have the right to prohibit any advertising by any Tenant which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability as a Building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

10. Tenant shall not bring or permit to be brought or kept in or on the Premises, any inflammable, combustible or explosive fluid, material, chemical or substance, or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors to permeate in or emanate from the Premises.

11. If the Building contains central air conditioning and ventilation Tenant agrees to keep all windows closed at all times and to abide by any rules and regulations issued by the Landlord with respect to such services. If Tenant requires air conditioning or ventilation after the usual hours, Tenant shall give notice in writing to the building superintendent prior to 3:00 P.M. in the case of services required on weekdays, and prior to 3:00 P.M. on the day prior in the case of after hours service required on weekends or on holidays.



            FIRST AMENDMENT TO LEASE AGREEMENT RE: COMMENCEMENT DATE

         THIS FIRST AMENDMENT TO LEASE AGREEMENT regarding the rent commencement date, made as of this 20th day of January, 1994, by and between MUTUAL LIFE
INSURANCE COMPANY OF NEW YORK, c/o M.O.N.Y. Real Estate Investment Management, One Atlantic Street, Stamford, CT 06901 (the "Landlord"), and DIALOGIC CORPORATION, A New Jersey corporation, with offices and a principal place of business to be relocated to 1515 Route Ten, Parsippany, New Jersey 07054 (the "Tenant").

                                  WITNESSETH:

         WHEREAS, Landlord is the owner of the real property and all the improvements thereto located at 1515 Route Ten, Parsippany, New Jersey (the "Building"); and

         WHEREAS, Tenant desires to lease from Landlord and Landlord desires to lease to Tenant approximately 115,000 square fee of office space on the first and second floor of the building and 10,000 square fee of storage space on the basement level; and

         WHEREAS, prior to the signing of this First Amendment to the Lease Agreement the Landlord and Tenant have signed a written lease agreement (the "Lease") for the space described in the preceding paragraph; and

         WHEREAS, pursuant to the terms of the Lease the commencement date (the "Commencement Date) for the Lease now is not a date certain; and

         WHEREAS, the Landlord and the Tenant both now desire to fix the Commencement Date as a date certain; and

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for good and other valuable consideration, the receipt of which is hereby acknowledged, Landlord and Tenant agree as follows:

         1.  Delivery Date and Commencement Date

         The Delivery Date shall be on or about April 1, 1994, and the Commencement Date shall be five business days after the Delivery Date. The term "Delivery Date" shall mean the date when the conditions of sections 6.3(a), (b) and (c) of the Lease are satisfied, subject to any adjustment as provided in section 6.4 of the Lease. For the purpose of section 6.4, no act or omission prior to January 6, 1994 shall be considered.

         2.  Phased Occupancy

         If Tenant occupies any leased space for the conduct of business prior to the Delivery Date, exclusive of access under section 6.7 of the Lease, then rent shall commence for that space as of the date of occupancy.

         IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the date first written above.

                   Name: The Mutual Life Insurance Company of
                               New York, Landlord


_______________________________     By:  ________________________________
Witness                                  Stephen DeNardo
                                         Vice President

                                    Name:  Dialogic Corporation


______________________________      By:  ________________________________
Witness                                   Name:  Edward B. Jordan
                                         Title:  Vice President




                      SECOND AMENDMENT TO LEASE AGREEMENT
                         re: terms for Additional Space

         THIS SECOND AMENDMENT TO LEASE AGREEMENT regarding certain terms for additional space, made as of this 20th day of January, 1994, by and between MUTUAL LIFE INSURANCE COMPANY OF NEW YORK c/o M.O.N.Y. Real Estate Investment Management, One Atlantic Street, Stamford, CT 06901 (the "Landlord"), and DIALOGIC CORPORATION, A New Jersey corporation, with offices and a principal place of business to be relocated to 1515 Route Ten, Parsippany, New Jersey 07054 (the "Tenant").

                                   WITNESSETH:

         WHEREAS, Landlord is the owner of the real property and all the improvements thereto located at 1515 Route Ten, Parsippany, New Jersey (the "Building"); and,

         WHEREAS, Tenant desires to lease from Landlord and Landlord desires to lease to Tenant approximately 115,000 square fee of office space on the first and second floors of the building and 10,000 square feet of storage space on the basement level; and

     WHEREAS, prior to the signing of this Second Amendment to the Lease Agreement the Landlord and Tenant have signed a written Lease Agreement (the "Lease") for the space described in the preceding paragraph; and

         WHEREAS, The Landlord and the Tenant both now desire to amend certain terms of the Lease governing Tenant's rights and obligations for possible additional space pursuant to the terms of the Lease; and

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and for good and other valuable consideration, the receipt of which is hereby acknowledged, Landlord and Tenant agree as follows:

         1. The option to lease an additional 35,000 square feet as set forth in paragraph 2.6 of the Lease shall be modified as follows:

                  A. The option shall be for 35,006 square feet of space on the eastern side, and not the western side, of the third floor. A schedule delineating the eastern and western sides of the third floor is annexed hereto as Exhibit A.

                  B. Tenant's notice shall be effective two (2) years, and not one (1) year from the date upon which it is received by Landlord.

         2. Except as expressly set forth herein and in the First Amendment to Lease Agreement of even date herewith, the terms of the Lease shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the date first written above.

                                    Name: The Mutual Life Insurance Company of
                                           New York, Landlord


_______________________________     By:  /s/ Stephen DeNardo
                                         _________________________________
Witness                                  Stephen DeNardo
                                         Vice President


                                    Name:  Dialogic Corporation, Tenant


/s/ Debra L. Blanco
______________________________      By:  /s/ Edward B. Jordan
                                         __________________________________
Witness                                     Name:  Edward B. Jordan
                                           Title:  Vice President



                       THIRD AMENDMENT TO LEASE AGREEMENT

         This THIRD AMENDMENT TO LEASE AGREEMENT, made as of this 19th day of July, 1994, by and between MUTUAL LIFE INSURANCE COMPANY OF NEW YORK C/O M.O.N.Y. Real Estate Investment Management, One Atlantic Street, Stamford, CT 06901 (the "Landlord"), and DIALOGIC CORPORATION, a New Jersey corporation, with offices and a principal place of business at 1515 Route Ten, Parsippany, New Jersey 07054 (the "Tenant").

                                   WITNESSETH:

         WHEREAS,   Landlord  is  the  owner  of  real   property  and  all  the
improvements thereto located at 1515 Route Ten, Parsippany, New Jersey (the "Building"); and,

         WHEREAS, Landlord and Tenant have executed a written lease agreement dated August 31, 1993 (the Lease") for 115,000 square feet of office space on the first and second floors of the Building and 10,000 square feet of storage space on the basement level (the "Premises"); and,

         WHEREAS, the Lease, at section 1.1 defines the Premises; and

         WHEREAS, the Landlord and the Tenant both now desire to increase by 7,987 rentable square feet of office space, the square footage of the Premises, hereinafter known as the ("First Expansion Space"); as depicted on the attached Exhibit A.

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and for good and other valuable consideration, the receipt of which is hereby acknowledged, Landlord and Tenant agree to amend the Lease as follows:

         1. The Premises will consist of 10,000 square feet of storage area in the basement and 122,987 square feet of office space. The office space will consist of the entire second floor and part of the first floor as depicted on Exhibit B annexed hereto and made a part hereof.

         2. Landlord shall use its best efforts to have the construction of the First Expansion Space substantially completed and available for Tenant's occupancy on September 9, 1994. In the event the First Expansion Space is not available for Tenant's occupancy on September 9, 1994, Landlord shall provide temporary space as of September 12,1994 for Tenant's use and occupancy on the eastern part of the third floor of the Building, as depicted in the cross-hatched area of Exhibit C of this Amendment (the "Temporary Space"). Tenant shall pay Landlord rent for the use of the Temporary Space in the sum of eight dollars ($8.00) per square foot per annum, pro rata, until such time that Landlord has substantially completed the First Expansion Space. Substantial Completion for the purpose of this amendment only means that the First Expansion Space has been substantially constructed (except for minor punchlist items and treatments to the finishes) and has been issued a temporary or final certificate of occupancy by the appropriate building department authorities responsible for the issuance of such certificates of occupancy. Landlord shall give written notice to Tenant of the date of Substantial Completion of the First Expansion Space.

     3. In the event Tenant occupies the Temporary Space on or after September 12, 1994, Landlord agrees to move Tenant from such temporary third floor space to the First Expansion Space. Landlord shall pay such reasonable moving expenses incurred by the Tenant within third (30) days after receiving the invoice of such costs.

         4. Except as expressly modified herein or by the Second Amendment to Lease, all of the terms and conditions of the Lease shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the date first written above.

                                    Name: The Mutual Life Insurance Company of
                                          New York


______________________________      By:    /s/ Debra Kloper
                                          _______________________________
Witness                                    Debra Kloper, Real Estate V.P.


                                    Name:  Dialogic Corporation, Tenant


______________________________      By:    /s/ Edward B. Jordan
                                           ________________________________
Witness                                    Edward B. Jordan, Vice President


                       FOURTH AMENDMENT TO LEASE AGREEMENT

          This FOURTH AMENDMENT TO LEASE AGREEMENT, extending the term and expanding the size of the leasehold, made as of this 20th day of December 1994, by and between MUTUAL LIFE INSURANCE COMPANY OF NEW YORK, c/o M.O.N.Y. Real Estate Investment Management, One Atlantic Street, Stamford, CT 06901 (the "Landlord"), and DIALOGIC CORPORATION, a New Jersey corporation, with offices and a principal place of business located at 1515 Route Ten, Parsippany, New Jersey 07054 (the "Tenant").

                              W I T N E S S E T H :

          WHEREAS, Landlord is the owner of the real property and all the improvements thereon located at 1515 Route Ten, Parsippany, New Jersey (the "Building"); and,

          WHEREAS, Tenant desired to lease from Landlord and Landlord desired to lease to Tenant approximately 115,000 square feet of office space on the first and second floors of the building and 10,000 square feet of storage space on the basement level (the "Premises"); and,

          WHEREAS, on August 31, 1993 Landlord and Tenant entered into a written lease agreement (the "Lease") for the Premises; and,

          WHEREAS, on November 5, 1993 Landlord and Tenant entered into a written Interim Use and Occupancy Agreement (the "First Use Agreement"); and,

          WHEREAS, on February 15, 1994 Landlord and the Tenant entered into a second written Interim Use and Occupancy Agreement (the "Second Use Agreement"); and,

          WHEREAS, during January 1994 a proposed first amendment to the Lease (the "First Amendment") was proposed, but never agreed upon or effective; and,

          WHEREAS, on January 20, 1994 Landlord and Tenant entered into a written second amendment to the Lease (the "Second Amendment"); and,

          WHEREAS, on March 10, 1994 Landlord and Tenant entered into a written third amendment to the Lease (the Third Amendment"); and,

          WHEREAS, Tenant now desires to increase the size of the leasehold and extend the term of the Lease.

          NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and for good and other valuable consideration, the receipt of which is hereby acknowledged, Landlord and Tenant agree to amend the Lease as follows:

                           THE SECOND EXPANSION SPACE

          1. The Premises will be increased by approximately 25,000 rentable square feet (the "Second Expansion Space"). The Second Expansion Space will be subject to measurement in accordance with B.O.M.A. methodology. The measurements shall be completed within 30 days and the exact square footage shall be deemed fixed. Promptly hereafter, Landlord shall deliver to Tenant the measured dimensions.

          2. The Second Expansion Space shall be located in the Western Wing of the third floor as reflected on Exhibit A annexed hereto and made a part hereof.

          3. Tenant shall submit line drawings and any and all related specifications to Landlord no later than January 15, 1995. For each day subsequent to January 15, 1995 that Tenant delays in delivering such information, the date for Landlord's delivery of the Second Expansion Space, as specified below in sections, 4, 8, and 23, shall be extended one day without penalty.

          4. Landlord shall use its best efforts to complete construction of, and deliver, the Expansion Space to Tenant by June 15, 1995, but shall not be penalized in any manner whatsoever for failing to deliver the Expansion Space on or before July 15, 1995. Landlord will seek competitive bids from at least three separate vendors for the construction. Unless Tenant otherwise instructs, the work shall be awarded to the lowest bidder.

          5. Landlord will contribute $2.50 per square foot for architect's expenses, whether incurred by Tenant or Landlord. Tenant shall pay the architectural expense in excess of $2.50 per square foot. If Landlord retains H.O.K. as the project architect, the work product of such firm for the Second Expansion Space shall be Landlord's sole responsibility.

          6. Landlord, at its own expense, shall provide separate metering for the electric utilities for the Second Expansion Space.

          7. Tenant shall be responsible for payment of all costs associated directly with the demolition of the Second Expansion Space in preparation for construction. Tenant's responsibility under this paragraph is capped at $1.10 per square foot, and Landlord shall pay any excess.

          8. Landlord and Tenant agree that the target date for delivery of the Second Expansion Space is June 15, 1995 (the "Target Date"). Rent for the Second Expansion Space (the "Second Expansion Rent") shall commence on the date when Landlord has substantially completed the work, obtained a temporary certificate of occupancy and delivered the space, or on the date when Landlord would have done so but for delays attributed solely to Tenant (the "Second Expansion Commencement Date"). Unless the Abatement described in paragraph 23 below is triggered, under no circumstances shall there be any delay or offset on the payment of the Second Expansion Rent. During years 1 through 4, the Second Expansion Rent shall be equal to $15.50 per square foot, per annum. During years 5 through 9, the Second Expansion Rent shall increase to $17.50 per square foot, per annum. During year 10, the Second Expansion Rent shall be equal to $20.13 per square foot, per annum. Irrespective of whether there is an Abatement, all increases shall be calculated based upon an assumed Second Expansion Commencement Date of June 15, 1995 (e.g., year 5 rent will become effective June 15, 2000). The Second Expansion Rent shall be payable monthly in the same form and manner as specified for the payment of rent in the Lease. The Base Year as defined in the Lease shall remain unchanged for the purpose of calculating any and all other charges to Tenant. In the event that the Second Expansion Space is delivered to Tenant prior to June 15, 1994, then the Second Expansion Commencement Date shall be June 15, 1995, but Tenant shall pay rent, on a pro rated basis, at a sum equal to the amount established for the first year.

          9. Landlord's obligation to pay for any construction costs and to deliver a "turnkey" space shall not exceed the sum of $25.00 per square foot, said sum being a cap on Landlord's expenses and not construed as a minimum or reasonable expense. Any and all construction cots above $25.00 per square foot shall be paid by Tenant. Said costs shall not include demolition costs, which costs shall be paid by Tenant in accordance with paragraph 7 above. To the extent that the architect's expenses is more than $2.50 per square foot and the construction cots are less than $25.00 per square foot, then the difference between the actual construction cots and the $25.00 per square foot shall be applied by Landlord to architect's expenses.

          10. The term (the "Term") of the Lease as specified in Article Two of the Lease shall be extended through the ten (10) year duration of this fourth Amendment concerning the Second and Third Expansion Space, i.e., June 14, 2005. Except as stated herein, this extension period (the "Extension Period") does not extend by implication any other deadlines contained in the Lease concerning free rent, rent increases or other obligations. The rent for the Extension Period shall be equal to $20.13 per square foot, per annum, (except for the basement level where the rent shall be $4.60 per square foot, per annum, during the Extension Period).

                           THE THIRD EXPANSION SPACE

          11. The Premises will be increased by approximately 20,000 rentable square feet (the "third Expansion Space"). The Third Expansion Space will be subject to measurement in accordance with B.O.M.A. methodology. The measurements shall be completed within 30 days and the exact square footage shall be deemed fixed. Promptly thereafter, Landlord shall deliver to Tenant the measured dimensions.

          12. The Third Expansion Space shall be comprised of approximately 10,000 square feet located in the Eastern Wing of the first floor, as reflected on Exhibit B annexed hereto and made a part hereof, and approximately 10,000 square feet located contiguous to the Expansion Space, as reflected on Exhibit A annexed hereto and made a part hereof.

          13.  Tenant  shall  submit  line  drawings  and any  and  all  related specifications  to  Landlord  no  later  than  January  15,  1995.  For each day subsequent to January 15, 1995 that Tenant delays in delivering such information, the date for Landlord's delivery of the Third Expansion Space, as specified below in sections 4, 8, and 23, shall be extended one day without penalty.

          14. Landlord shall use its best efforts too complete construction of, and deliver, the Third Expansion Space to Tenant by June 15, 1995, but shall not be penalized in any manner whatsoever for failing to deliver the Third Expansion Space on or before July 15, 1995. Landlord will seek competitive bids from at least three separate vendors for the construction. Unless Tenant otherwise instructs, the work shall be awarded to the lowest bidder.

          15. Landlord will contribute $2.50 per square foot for architect's expenses, whether incurred by Tenant or Landlord. Tenant shall pay the architectural expense in excess of $2.50 per square foot. If Landlord retains H.O.K. as the project architect, the work product of such firm for the Third Expansion Space shall be Landlord's sole responsibility.

          16. Landlord, at its own expense, shall provide separate metering for the electric utilities.

          17. Tenant shall be responsible for payment of all costs associated directly with the demolition of the Third Expansion Space in preparation for construction. Tenant's responsibility under this paragraph is capped at $1.10 per square foot, and Landlord shall pay any excess.

          18. Landlord and Tenant agree that the target date for delivery of the Third Expansion Space is June 15, 1995 (the "Target Date"). Rent for the Third Expansion Space (the "Third Expansion Rent") shall commence on the date when Landlord has substantially completed the work, obtained a temporary certificate of occupancy and delivered the space, or on the date when Landlord would have done so but for delays attributed solely to Tenant (the "Third Expansion Commencement Date"). Unless the Abatement described in paragraph 23 below is triggered, under no circumstances shall there be any delay or offset on the payment of the Third Expansion Rent. During the first year, the Third Expansion Rent is fixed at $6.72 per square foot, per annum. In the event that thorough no fault of Tenant the Third Expansion Space is delivered subsequent to July 15, 1995, or as extended by paragraph 13 herein, then Tenant shall receive a credit, on a pro rated basis, such that Tenant's rent of the first twelve months does not exceed $6.72 per square foot, per annum, for the Third Expansion Space. during years 2 thorough 4, the Third Expansion Rent shall increase to $15.50 per square foot, per annum. During years 5 through 9, the Third Expansion Rent shall increase to $17.50 per square foot, per annum. In year 10, the Third Expansion Rent shall be equal to $20.13 per square foot, per annum. Irrespective of whether there is an Abatement, all increases shall be calculated based upon an assumed Third Expansion Commencement Date of June 15, 1995, (e.g., year 5 rent will become effective June 15, 2000). The Third Expansion Rent shall be payable monthly in the same form and manner as specified for the payment of rent in the Lease. The Base Year as defined in the Lease shall remain unchanged for the purpose of calculating any and all other charges to Tenant. In the event that the Third Expansion Space is delivered to Tenant prior to June 15, 1995, then the Commencement Date shall be June 15, 1995, but, Tenant shall pay rent, on a pro rated basis, at a sum equal to the amount established for the first twelve months.

          19. Tenant shall pay for any and all construction costs to deliver a "turnkey" Third Expansion Space. Landlord shall reimburse Tenant a sum for said construction costs by a sum not to exceed $25.00 per square foot. Said construction cots shall not include demolition costs, which costs shall be paid by Tenant in accordance with paragraph 17 above. Tenant's payment to landlord shall be made upon Landlord's submission to Tenant of proof of total cost for construction of the Third Expansion Space, and Landlord's reimbursement to Tenant shall be payable by Landlord to Tenant, in full, on the first anniversary date of Tenant's occupancy of the Second and Third Expansion Spaces. Any and all construction cots above $25.00 per square foot shall be paid by Tenant, said sum being a cap on Landlord's expenses and not construed as a minimum or reasonable expense. Any and all construction costs above $25.00 per square foot shall be paid by Tenant. To the extent that the architect's expense is more than $2.50 per square foot and the construction costs $25.00 per square foot, then the difference between the actual construction cots and the $25.00 per square foot shall be applied by Landlord to architect's expenses.

          20. The option space referred to in the Second Amendment shall be relocated to be contiguous to the Second Expansion Space on the third floor, as reflected on Exhibit A annexed hereto and made a part hereof.

          21. Subject to the signage being located in a location mutually agreeable to Landlord and Tenant, subsequent to the demolition work required by this Fourth Amendment being completed the Tenant may exercise its rights under
Article 42 of the Lease.

          22. The term (the "Term") of the Lease as specified in Article Two of the Lease shall be extended to be coterminous with the 10 year duration of this Fourth Amendment concerning the Second and Third Expansion Space, i.e., June 14, 2005. The 2 options set forth in paragraph 2.5 of the Lease shall be exercisable respectively only prior to the end of the 9th and 14th year of this Fourth Amendment, i.e., June 14, 2004 and June 14, 2009, respectively.

          23. Notwithstanding the separate captions and definitions herein for the Second and Third Expansion Spaces, the parties agree that the Second and Third Expansion Spaces should be constructed and delivered simultaneous to one another. The Second and Third Expansion Commencement Dates shall be delayed to the extent caused by the unavoidable delays as defined in section 38.2 of the Lease. However, if the Expansion Commencement Dates are delayed by the acts or omissions of Landlord beyond July 15, 1995 or such later date to which Landlord's deadlines are extended under section 3 and/or 13 herein, then Tenant's obligation to pay Rent shall be abated by an amount equal to three free days rent for each day the Commencement Dates are delayed beyond July 15, 1995 or such later date to which Landlord's deadlines are extended under sections 3 and/or 13 herein (the "Abatement").

          In the event that Tenant elects to accept delivery of the Second Expansion Space prior to the Third Expansion Space or the Third Expansion Space prior to the Second Expansion Space, but prior to June 15, 1995, then Tenant's obligation to pay rent shall be triggered upon delivery of the respective space or spaces. For the time period commencing with delivery of the respective space or spaces and continuing until June 14, 1995, the rent shall be at the amount specified above in paragraphs(s) 8 and/or 18 for the first year(s), on a pro rated basis.

          In the event that Tenant elects to accept delivery of the Second Expansion Space prior to the Third Expansion Space or the Third Expansion Space prior to the Second Expansion Space, but subsequent to July 15, 1995, then Tenant's obligation to pay rent shall be dependent upon whether Landlord or Tenant caused the delay. If one or both expansion spaces are delivered subsequent to June 15, 1995 due to Tenant's actions or omissions, other than as extended pursuant to paragraphs 3 and/or 13 herein, then Tenant's obligation to pay all rent for the Second and Thirds Expansion Spaces shall commence on the date they would otherwise have been delivered but for Tenants acts or omissions.

          Tenant may elect to take delivery of one expansion space prior to the other expansion space. In the event Tenant makes such an election, then immediately upon delivery of that part of the expansion space which Tenant elects to occupy, Tenant shall commence paying rent for that part of the Expansion Space at the rate specified above. In the event Tenant makes such an election, the Abatement shall apply only to that portion of the space which is not delivered. If there is an Abatement due to late delivery, the rent increases will remain in effect at the time periods specified above. Except as expressly modified herein, all of the terms and conditions of the Lease shall remain in full force and effect.

                                TEMPORARY SPACE

          24. Landlord permits Tenant to use and occupy the temporary space (the "Temporary Space") described on Exhibit C annexed hereto and made a part hereof. The Temporary Space is fixed for the purpose of this agreement as being exactly 11,000 square feet, together with the parking and other common areas of the Building. Under no circumstances shall the Temporary Space be relocated.

          25. The Temporary Space may be used and occupied by Tenant for a term (the "Temporary Space Term") commencing the date Tenant takes occupancy. The Temporary Space Term shall expire on the last day of the month during which Landlord delivers both the Second and Third Expansion Spaces which ever is later. Tenant shall have an option to terminate the Temporary Space Term upon thirty (30) days written notice to Landlord. At any time after Landlord delivers both the Second and Third Expansion Spaces, Landlord shall have the right to terminate the Temporary Space Term upon thirty (30) days written notice.

          26. During the first six (6) months of the Tenant's occupancy of the Temporary Space, Tenant shall pay on or before the first day of each month the sum of three dollars and thirty six cents ($3.36) per square foot, per annum, plus Tenant Electric equal to one dollar and twenty five cents ($1.25) per square foot. Thereafter, the rent shall increase to six dollars and seventy two cents ($6.72) per square foot, per annum, plus Tenant Electric. Landlord and Tenant agree that the sums specified in this paragraph are subject to Edward S. Gordon reducing its commission by a sum equal to $18,480.00. In the event that Edward S. Gordon does not sign an agreement to reflect the reduction of $18,480.00, then the sums payable pursuant to this paragraph shall be increased to cover said $18,480.00.

          27. It is expressly agreed and understood that the Temporary Space is provided at Tenant's request and is an accommodation by Landlord. Landlord shall obtain all necessary approvals, including, without limitation, a temporary certificate of occupancy. Tenant shall provide proof of all insurance required by the Lease. The obligations of Tenant and Landlord under the Lease shall be deemed incorporated herein unless otherwise inconsistent with the express terms and purpose of the Temporary Space.

          IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the date first written above.

                                 Name:   The Mutual Life Insurance Company
                                         of New York, Landlord


_____________________________    By:     /s/ Debra F. Kloper
                                         ____________________________
Witness                                  Debra F. Kloper
                                         Real Estate Vice President


                                 Name:   Dialogic Corporation, Tenant


_____________________________    By:     /s/ Edward B. Jordan
                                         ____________________________
Witness                                  Name:  Edward B. Jordan
                                         Title: Vice President



                       FIFTH AMENDMENT TO LEASE AGREEMENT

          This Fifth Amendment to lease Agreement ("Agreement") is made and entered into as of this _____ day of April, 1996, by and between The Mutual Life Insurance Company of New York with offices at 1740 Broadway, New York, New York 10019 (the "Landlord"), and Dialogic Corporation, a New Jersey corporation, with offices and a principal place of business located at 1515 Route 10, Parsippany, New Jersey 07054 (the "Tenant").

                                   WITNESSETH:

          WHEREAS, Landlord is the owner of the real property and all the improvements thereon located at 1515 Route 10, Parsippany, New Jersey (the "Building"); and,

          WHEREAS, Tenant desired to lease from Landlord and Landlord desired to lease to Tenant approximately 115,000 square feet of office space on the first and second floors of the Building and 10,000 square feet of storage space on the basement level (the "Original Premises"); and,

          WHEREAS, on or about September 1, 1993 Landlord and Tenant entered into a written Lease Agreement (the "Original Lease") for the Premises; and,

          WHEREAS, during January 1994 a first amendment to the Original Lease (the "First Amendment") was proposed, but never agreed upon or effective; and,

          WHEREAS, as of January 20, 1994 landlord and Tenant entered into a Second Amendment to Lease Agreement (the "Second Amendment"); and,

          WHEREAS, as of July 19, 1994 (notwithstanding that the Fourth Amendment, as defined below, sets the date as of March 10, 1994) Landlord and Tenant entered into a Third Amendment to lease Agreement (the "Third Amendment"); and,

          WHEREAS, as of December 20, 1994 Landlord and Tenant entered into a Fourth Amendment to Lease Agreement (the "Fourth Amendment"; the Second Amendment, Third Amendment and Fourth Amendment are collectively referred to as the "Amendments"; and the Original Lease, as modified by the Amendments, is referred to as the "Lease"); and,

          WHEREAS, Landlord and Tenant do now hereby desire to amend and modify certain terms of the Lease as more particularly set forth below.

          NOW, THEREFORE, it is hereby agreed that in consideration of the mutual covenants contained herein, and for such other good and valuable consideration, the sufficiency of which are hereby mutually acknowledged by the parties hereto, Landlord and Tenant agree as follows:

     1. Capitalized terms used but not otherwise defined herein shall have their meanings described to them in the Lease.

     2. Tenant warrants, covenants and acknowledges that a) Landlord is not in default under the Lease and no event has occurred which, with the giving of notice or the passage of time or both, would constitute a default under the Lease as modified by the Agreement on the part of the Landlord; b) Tenant does not contest the validity or enforceability of the Lease and this Agreement, and Tenant has no claims or defenses as to obligations under the Lease and this Agreement and is not entitled to any offset or abatement with respect thereto; c) Landlord has performed all of its obligations of an executory nature pursuant to the terms and provisions of the Lease; and d) the Commencement Date as such term is defined in the Lease was ____________, and the Expiration Date, as defined in the Lease (without giving effect to any renewal options, but giving effect to paragraphs 10 and 22 of the Fourth Amendment) is June 14, 2005.

     3. In addition to those premises that Landlord has previously leased to Tenant and Tenant has previously leased from Landlord pursuant to the Original Lease and the Amendments, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the following additional premises: a) approximately 9,000 square feet on the third floor of the Building, as shown on the floor plan annexed hereto as Exhibit A and made a part hereof (the "Fourth Expansion Space"); b) approximately 14,370 square feet on the third floor of the Building as shown on the floor plan annexed hereto as Exhibit B and made a part hereof (the "Fifth Expansion Space"); and c) approximately 1,000 square feet on the first floor of the Building as shown on the floor plan annexed hereto as Exhibit C and made a part hereof (the "Sixth Expansion Space"). Within thirty (30() days of the signing of this Agreement, Landlord shall cause the Fourth Expansion Space, Fifth Expansion Space and Sixth Expansion Space to be measured pursuant to the BOMA method, and the exact square footage shall be deemed fixed. Promptly thereafter, Landlord shall deliver to Tenant the measured dimensions.

     4. The Premises, as such term is defined in the Original Lease and which has previously been increased pursuant to certain of the Amendments, shall be further increased and shall now be deemed to include the Fourth Expansion Space, Fifth Expansion Space and Sixth Expansion Space (and to the extent not previously included, the Premises shall also be deemed to include the First Expansion Space (as such term is defined in the Third Amendment), the Second Expansion Space and Third Expansion Space (as such terms are defined in the Fourth Amendment). All references to the Premises in the lease as modified herein, shall refer to the Premises as defined in this Agreement, unless the context clearly requires otherwise.

     5. Within fourteen (14) days from the date the Tenant executes this Agreement, Tenant shall prepare and deliver to Landlord line drawings and any and all related plans and specifications (collectively the "Plans and Specifications") for the Fourth Expansion Space, Fifth Expansion Space and Sixth Expansion Space.

     6a. Landlord, in accordance with the Plans and Specifications, shall use its best efforts to substantially complete construction ("Landlord's Work") of the Fourth Expansion Space, Fifth Expansion Space and Sixth Expansion Space and deliver to Tenant the Fourth Expansion Space, Fifth Expansion Space and Sixth Expansion Space by September 30, 1996 (subject to unavoidable delays as defined in Section 38.2 of the Original Lease ("Unavoidable Delays") and Tenant Delays, as defined herein), provided, however, that the Lease, as modified herein, and the obligations of the Landlord and Tenant hereunder shall nevertheless continue in full force and effect, and except as otherwise provided herein, Landlord shall have no liability to Tenant for, and delay in, delivering the fourth Expansion Space, the Fifth Expansion Space, or Sixth Expansion Space.

     6b. Landlord's Work shall be deemed substantially completed, notwithstanding the fact that minor details of construction, mechanical adjustments or decoration remain to be performed that do not materially interfere with Tenant's use of the Fourth Expansion Space, Fifth Expansion Space and/or Sixth Expansion Space or its business, provided that a Certificate of Occupancy (whether permanent or temporary) has been issued (if required).

     6c. If the Fourth Expansion Space, the Fifth Expansion Space and/or Sixth Expansion Space are not ready for occupancy by Tenant on September 30, 1996 due to one or more Tenant Delays, Landlord shall have no liability for such delay and the Fourth Expansion Space, Fifth Expansion Space and/or Sixth Expansion Space (whichever of said spaces might have been affected by such Tenant Delay) shall be deemed substantially completed on the date when said space would otherwise have been substantially completed but for such Tenant Delay. The term "Tenant Delay" shall mean any delay in substantially completing Landlord's Work and/or any delay in the date that the Fourth Expansion Space, Fifth Expansion Space and/or Sixth Expansion Space shall be available for Tenant's occupancy, which is due to any act or omission of Tenant, its agents, employees, contractors or anyone acting under or for Tenant, Tenant Delay shall also include the following: (i) delays in delivering the Plans and Specifications; (ii) delays arising from changes in the Plans and Specifications; and (iii) delays resulting from Tenant's direction to Landlord to suspend Landlord's Work.

     7a. In connection with landlord's Work, Landlord shall be responsible a) for no more than $2.25 per square foot of costs and expenses associated with architectural and engineering design and plans and b) for no more than $22.50 per square foot of the costs and expenses associated with substantially completing the Fourth Expansion Space. Fifth Expansion Space and Sixth Expansion Space (the amounts which Landlord has agreed to incur in order to perform Landlord's Work shall be referred to as "Landlord's Allowance"). Tenant shall be solely responsible for all costs and expenses which exceed Landlord's Allowance; it being the intent of the parties that Tenant pay said excess as Additional Rent and such sum(s) shall be payable by Tenant within ten (10) days after receipt of an invoice from Landlord. Notwithstanding the foregoing, and except as provided in paragraph 9 below, Landlord shall not be obligated to incur any costs or expenses with respect to demolition of the Fourth Expansion Space, Fifth Expansion Space and Sixth Expansion Space, nor shall such costs or expenses be considered a portion of Landlord's Allowance, it being the intent of the parties that this be the sole responsibility of the Tenant.

     7b.  Notwithstanding anything contained in the Lease, including Section 6.1
          o the Original Lease as such section may have been modified, Tenant agrees that Landlord shall have no obligation to provide any additional funds with respect to Landlord's Work.

     8. Tenant acknowledges that Landlord has separately metered the Fourth Expansion Space, Fifth Expansion Space and Sixth Expansion Space for electric usage.

     9. Tenant shall be solely responsible for payment of all costs or expenses with respect to demolition of the Fourth Expansion Space, Fifth Expansion Space and Sixth Expansion Space ("Demolition"), and such sums shall be collectable as Additional Rent within ten (10( days after receipt of an invoice from Landlord. Notwithstanding the foregoing, Landlord shall be responsible for all costs and expenses that relate to Demolition that exceed $1.10 per square foot.

     10.  Fixed Rent shall be as follows:

          a)   Fourth Expansion Space: Fixed Rent for the Fourth Expansion Space
          (the "Fourth  Expansion  Space   Rent")    shall   commence  ("Fourth-
          Commencement Date") on the earliest of:

                i) the date when Landlord's Work has been substantially completed as contemplated in Paragraphs 6a, 6b and 6c above (or on the date when landlord would have done so but for delays attributable solely to Tenant), or

               ii) the date Tenant shall occupy any of the Fourth Expansion Space, and shall be payable by Tenant without any prior notice or demand therefor, and without any abatement, deduction or setoff whatsoever, in equal monthly installments in advance on the first day of each and every calendar month during the Term of this lease, to Landlord or to Landlord's agent, at such place as Landlord may designate to Tenant, in lawful money of the United States of America as follows:


                                                       Monthly                   Annual Fixed Rent
               Period                                  Installment                  per Square Foot

Fourth-Commencement Date through May 31, 1999          $12,975.00                    $17.30*

June 1, 1999 through May 31, 2004                      $13,125.00                    $176.50*

June 1, 2004 through June 14, 2005                     $15,097.50                    $20.13*

*Plus Tenant's electric.

        If the Fourth-Commencement Date is other than the first date of the calendar month, then the Fourth Expansion Space Rent for the calendar month in which said date occurs shall be prorated on a per diem basis. A similar credit shall be granted against the installment due for the rent during the month which is the month of the Expiration Date.

         h) Fifth Expansion Space:    Fixed Rent for the Fifth  Expansion  Space
         (the "Fifth Expansion Space Rent") shall commence ("Fifth-Commencement Date") on the earliest of:

                  i) the date when Landlord's Work has been substantially completed as contemplated in Paragraphs 6a, 6b and 6c above (or on the date when Landlord would have done so but for delays attributable solely to Tenant), or

                  ii) the date Tenant shall occupy any of the Fifth Expansion Space, and shall be payable by Tenant without any prior notice or demand therefor, and without any abatement, deduction or setoff whatsoever, in equal monthly installments in advance on the first day of each and every calendar month during the Term of this Lease, to Landlord or to Landlord's agent, at such place as Landlord may designate to Tenant, in lawful money of the United States of America as follows:



                                                       Monthly                   Annual Fixed Rent
                       Period                          Installment               per Square Foot

Fifth-Commencement Date through May 31, 1999           $18,561.25                $15.50*

June 1, 1999 through May 31, 2004                      $20,956.25                $17.50*

June 1, 2004 through June 14, 2005                     $24,105.68                $20.13*
*Plus Tenant's electric.


          If the Fifth-Commencement Date is other than the first date of the calendar month, then the Fifth Expansion Space Rent for the calendar month in which said date occurs shall be prorated on a per diem basis. A similar credit shall be granted against the installment due for the rent during the month which is the month of the Expiration Date.

          c) Sixth Expansion Space: Fixed Rent for the Sixth Expansion Space (the "Sixth Expansion Space Rent") shall commence ("Sixth-Commencement Date") on the earliest of:

                  i) the date when Landlord's Work has been substantially completed as contemplated in paragraphs 6a, 6b and 6c above (or on the date when Landlord would have done so but for delays attributable solely to Tenant), or Landlord would have done so but for delays attributable solely to Tenant), or

                 ii) the date Tenant shall occupy any of the Sixth Expansion Space, and shall be payable by Tenant without any prior notice or demand therefor, and without any abatement, deduction or setoff whatsoever, in equal monthly installments in advance on the first day of each and every calendar month during the Term of this Lease, to Landlord or to Landlord's agent, at such place as Landlord may designate to Tenant, in lawful money of the United States of America as follows:


                                                      Monthly                   Annual Fixed Rent
                       Period                      Installment                  per Square Foot

Sixth-Commencement Date through May 31, 1999         $1,291.67                     $15.50*

June 1, 1999 through May 31, 2004                    $1,458.33                     $17.50*

June 1, 2004 through June 14, 2005                   $1,677.50                     $20.13*
*Plus Tenant's electric.



          If the Sixth-Commencement Date is other than the first date of the calendar month, then the Sixth Expansion Space Rent for the calendar month in which said date occurs shall be prorated on a per diem basis. A similar credit shall be granted against the installment due for the rent during the month which is the month of the Expiration Date.

     11a. Notwithstanding anything else contained in this Agreement, the parties acknowledge that the Fourth Expansion Space, Fifth Expansion Space and Sixth Expansion Space might not be substantially completed simultaneously. Should the completion dates not be simultaneous, the parties agree that the obligation of the Tenant to pay Fixed Rent and Additional Rent in accordance with Paragraphs 10 and 13 hereunder, for the space that is substantially completed is independent of its obligations regarding the space not yet substantially completed (e.g. should the Fourth Expansion Space be substantially completed prior to the Fifth Expansion Space and/or the Sixth Expansion Space, or the Fifth Expansion Space prior to the Fourth Expansion Space and/or the Sixth Expansion Space, or the Sixth Expansion Space prior to the Fourth Expansion Space and/or Fifth Expansion Space), and the Tenant shall be obligated to accept such substantially completed premises and to pay Fixed Rent and Additional Rent in accordance with this Agreement for the space that is then substantially completed.

     11b. Landlord and Tenant agree that (i) if delivery of the Fourth Expansion
          Space is delayed solely by the negligence or willful misconduct of Landlord beyond September 30, 1996, as such date has been extended by the number of days attributable to a Tenant Delay or an Unavoidable Delay ("Outside Date"), then the Tenant shall receive one day of free Fourth Expansion Space Rent for each two days during the period from the Outside Date to the substantial completion of the Fourth Expansion Space; (ii) if delivery of the Fifth Expansion Space is delayed solely by the negligence or willful misconduct of Landlord beyond the Outside Date, then the Tenant shall receive one day of free Fifth Expansion Space Rent for each two days during the period from the Outside Date to the substantial completion of the Fifth Expansion Space; and (iii) if delivery of the Sixth Expansion Space is delayed solely by the negligence or willful misconduct of Landlord beyond the Outside Date, then the Tenant shall receive one day of free Sixth Expansion Space Rent for each two days during the period from the Outside Date to the substantial completion of the Sixth Expansion Space.

     12. Notwithstanding anything else contained in the Original Lease or any of the Amendments, or herein, should Tenant exercise its option(s) to renew the term of the leased premises, as provided for in ss.2.5 of the Original Lease, said renewal term(s) shall be operative for the entire Premises (as such term is defined herein). Furthermore, the calculation to determine the Fixed Rent to be paid for each option period shall include the base rent that is payable because of the First Expansion Space, Second Expansion Space, Third Expansion Space, Fourth Expansion Space, Fifth Expansion Space and Sixth Expansion Space.

     13. Tenant's obligation to pay Tenant's Proportionate Share (as such share shall be increased giving effect to the transaction contemplated herein) of Operating Expenses and Taxes, as such obligations are expressed in the Lease, shall commence on a) with respect to the Fourth Expansion Space, Fourth-Commencement Date; b) with respect to the Fifth Expansion Space, the Fifth-Commencement Date and c) with respect to the Sixth Expansion Space, the Sixth-Commencement Date. The Base Tax Year and the Base Operating Expense Year, as defined in the Lease, shall remain unchanged for the purpose of calculating any and all charges to Tenant. Tenant and Landlord agree that Tenant's Proportionate Share with respect to the Fourth Expansion Space is 4%. Tenant's Proportionate Share with respect to the Fifth Expansion Space is 6.5% and Tenant's Proportionate Share with respect to the Sixth Expansion Space is .5%. All other items of Additional Rent shall be payable in accordance with the terms of the Lease as modified herein. Notwithstanding anything contained herein to the contrary, Tenant agrees to pay to Landlord, as Additional Rent, within thirty (30( days of the date Tenant executes this Agreement, the sum of Thirty Thousand ($30,000.00) Dollars, in consideration of Landlord having agreed to modify, pursuant to this Agreement, the date fixed rent and additional rent is to commence with respect to the Fourth Expansion Space from May 8, 1996 to the Fourth-Commencement Date (as defined above).

     14. Tenant has inspected the Fourth Expansion Space, Fifth Expansion Space and Sixth Expansion Space and accepts the same "As Is" in their present condition subject to Landlord's Work. Acceptance of possession by Tenant of the Fourth Expansion Space. Fifth Expansion Space or Sixth Expansion Space shall (except to the extent that Tenant has otherwise notified Landlord within 30 days), be the conclusive evidence that Landlord's obligation to construct said accepted premises has been fully performed in accordance with the requirements of this Agreement.

     15. All tenant improvements constructed in the Fourth Expansion Space, Fifth Expansion Space and Sixth Expansion Space, whether by Landlord or by (or on behalf of) Tenant, and whether at Landlord's or Tenant's expense, shall become part of the Premises and shall be and remain the property of Landlord, unless Landlord specifically agrees otherwise in writing.

     16. Notwithstanding paragraph 28.1 of the Original Lease, in addition to the addresses listed therein, Tenant shall furnish a copy of an and all notices, consents, approvals, requests and other communications to the following:

                           ARES Realty Capital, Inc.
                           One Atlantic Street
                           Stamford, Connecticut  06901
                           Attn:  Steve Jacobs

     17. Tenant and Landlord, each respectively warrants and represents that it was not dealt with any broker or real estate agent in connect with this Fifth Amendment to Lease Agreement or its negotiation, other than Edward S. Gordon of New Jersey and Cashman & Wakefield of New Jersey. Each party shall indemnify and hold the other harmless from any cost, expense or liability (including costs of suit and reasonable attorneys' fees) for any compensation, commission or fees claimed by any real estate broker or agent in connection with this Agreement or its negotiation by reason of any act of the indemnifying party.

     18. Notwithstanding anything to the contrary contained in the Lease, including Section 2.6 of the Original Lease, as such section was modified by the Second Amendment, Tenant agrees and acknowledges that the remaining expansion space square footage that Tenant shall have the option to lease the remaining vacant office space, 19,630 square feet.

     19. The covenants, agreements, terms and conditions contained in this Agreement shall bind and inure to the benefit of the parties hereto and their respective legal successors and assigns.

     20. This Amendment may not be changed orally, but only by writing signed by the party against which the enforcement thereof is sought.

     21. Except as expressly modified by this Agreement, the Lease and all the covenants, agreements, terms and conditions thereof shall remain in full force and effect and are hereby in all respects ratified and confirmed.


          IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals or caused their presence to be signed by its proper corporate officers and caused it proper corporate seal to be hereunto affixed, the day and the year first above written.

WITNESS;                                 THE MUTUAL LIFE INSURANCE
                                            COMPANY OF NEW YORK



_________________________________        By:/s/ Debra F. Kloper
                                            ________________________________
                                            Name: Debra F. Kloper, Senior V.P.
                                                  ARES Realty Capital, Inc.
                                            Authorized Signatory


WITNESS:                                  DIALOGIC CORPORATION



_________________________________         By:/s Edward B. Jordan
                                             ________________________________
                                             Vice President